EXHIBIT 10.1

SECOND AMENDED AND RESTATED

TRUST AGREEMENT

of

WORLD OMNI LT,

a Delaware statutory trust

dated as of July 16, 2008

among

AUTO LEASE FINANCE LLC,

as Initial Beneficiary,

WORLD OMNI FINANCIAL CORP.,

as Titling Trust Administrator,

VT INC.,

as Titling Trustee,

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Delaware Trustee,

and

U.S. BANK NATIONAL ASSOCIATION,

as Initial Titling Trustee Agent

Titling Trust Agreement

Titling Trust Agreement

 i

Titling Trust Agreement

Section 11.11	Confidential Information.	59

Titling Trust Agreement

EXHIBITS

Exhibit A	Form of Specification Notice
Exhibit B	Form of Certificate
Exhibit C	Form of Notice of Registered Pledge
Exhibit D	Form of Certificate of Trust
Exhibit E	Form of Certificate of Merger
Exhibit F	Form of Addition Notice
Exhibit G	Form of Reallocation Notice

SCHEDULES

Schedule A	Authorized Officers of the Initial Beneficiary and the Titling Trust Administrator
Schedule B	Authorized Officers of the Titling Trustee
Schedule C	Initial Designated Notice Recipients

Titling Trust Agreement

INDEX OF TERMS DEFINED IN THIS

TITLING TRUST AGREEMENT OR IN THE

INTERCREDITOR AGREEMENT

A

Addition Date	Titling Trust Agreement, Section 1.1
Addition Notice	Titling Trust Agreement, Section 1.1
Affiliate	Titling Trust Agreement, Section 1.1
Alabama Trust	Titling Trust Agreement, Recitals
Alabama Trust Agreement	Titling Trust Agreement, Section 1.1
Alabama Trustee	Titling Trust Agreement, Section 1.1
ALF LLC	Titling Trust Agreement, Preamble
ALF LP	Titling Trust Agreement, Recitals
ALHC	Schedule Ito the Intercreditor Agreement
Applicable Asset Annex	Titling Trust Agreement, Section 1.1
Applicable Law	Titling Trust Agreement, Section 1.1
Asset Removal Procedures	Titling Trust Agreement, Section 4.4
Assignment Date	Titling Trust Agreement, Section 1.1
Assignment Notice	Titling Trust Agreement, Section 1.1
Authorized Officer	Titling Trust Agreement, Section 1.1

B

Bank	Titling Trust Agreement, Section 2.4(d)
Bank of America	Schedule Ito the Intercreditor Agreement
Bankruptcy Code	Titling Trust Agreement, Section 1.1
Beneficial Interest	Titling Trust Agreement, Section 1.1
Borrower Novation Agreement	Titling Trust Agreement, Section 1.1
BTM	Schedule I to the Intercreditor Agreement
BTM Receivables Financing Agreement	Schedule I to the Intercreditor Agreement
Business Day	Titling Trust Agreement, Section 1.1

C

Certificate	Titling Trust Agreement, Section 4.1(a)
Certificate of Merger	Titling Trust Agreement, Section 1.1
Certificate of Title	Titling Trust Agreement, Section 1.1
Certificate of Trust	Titling Trust Agreement, Section 1.1
Certificate Register	Titling Trust Agreement, Section 5.4(a)
Certificates of Title	Titling Trust Agreement, Section 1.1
Class	Titling Trust Agreement, Section 4.3(b)(iii)
Closed-End Collateral Agency Agreement	Schedule I to the Intercreditor Agreement
Closed-End Collateral Specified Interest	Schedule I to the Intercreditor Agreement
Closed-End Collateral Specified Interest Certificate	Schedule I to the Intercreditor Agreement
Closed-End Security Agreement	Schedule I to the Intercreditor Agreement
Code	Titling Trust Agreement, Section 1.1

Titling Trust Agreement

 v

Collection Period	Titling Trust Agreement, Section 1.1
Collections	Titling Trust Agreement, Section 1.1
Confidential Information	Titling Trust Agreement, Section 11.11(b)
Corporate Trust Office	Titling Trust Agreement, Section 1.1

D

Dealer	Titling Trust Agreement, Section 1.1
Delaware Statutory Trust Act	Titling Trust Agreement, Section 1.1
Delaware Trustee	Titling Trust Agreement, Preamble
Designated Notice Recipient	Titling Trust Agreement, Section 1.1

E

Enhancement	Titling Trust Agreement, Section 1.1
Enhancement Document	Titling Trust Agreement, Section 1.1
Existing Party	Intercreditor Agreement, Section 3.1(a)

F

First Amended and Restated Trust Agreement	Titling Trust Agreement, Recitals
Fixed Specified Interest	Titling Trust Agreement, Section 4.3(b)(ii)

G

G-L-B Act	Titling Trust Agreement, Section 11.11(a)
Governmental Authority	Titling Trust Agreement, Section 1.1
Grantor	Titling Trust Agreement, Recitals

H

Holder	Titling Trust Agreement, Section 1.1
Holding Company	Intercreditor Agreement, Preamble

I

Indemnified Person	Titling Trust Agreement, Section 10.1(a)
Indemnified Persons	Titling Trust Agreement, Section 10.2(a), Titling Trust Agreement, Section 10.1(a)
Information Recipients	Titling Trust Agreement, Section 11.11(a)
Initial Beneficiary	Titling Trust Agreement, Preamble
Initial Titling Trust Debt Documents	Titling Trust Agreement, Section 1.1
Initial Titling Trustee Agent	Titling Trust Agreement, Section 7.12(d)(i)
Insolvency Event	Titling Trust Agreement, Section 1.1
Intercreditor Agreement	Intercreditor Agreement, Preamble, Titling Trust Agreement, Section 1.1
Interest Holder	Intercreditor Agreement, Sect Lou 1.1
Interim Trust Agreement	Titling Trust Agreement, Recitals

Titling Trust Agreement

J

Joinder Agreement	Intercreditor Agreement, Section 3.1(a)

L

Lease Files	Titling Trust Agreement, Sect Lou 1.1
Lessee	Titling Trust Agreement, Section 1.1
Liabilities	Titling Trust Agreement, Section 10.1(a)
Lien	Titling Trust Agreement, Section 1.1
Liquid Titling Trustee Assets	Titling Trust Agreement, Section 7.6(c)(ii)(B)

M

Merger	Titling Trust Agreement, Recitals
Merger Agreement	Titling Trust Agreement, Recitals
Multi-Bank Receivables Financing Agreement	Schedule I to the Intercreditor Agreement
Multiple-Use SPV	Intercreditor Agreement, Section 1.1

N

Notice of Registered Pledge	Titling Trust Agreement, Section 5.4(e)

O

Open-End Collateral Specified Interest	Schedule I to the Intercreditor Agreement
Open-End Collateral Specified Interest Certificate	Schedule I to the Intercreditor Agreement
Open-End Credit and Security Agreement	Schedule I to the Intercreditor Agreement,
Opinion of Counsel	Titling Trust Agreement, Section 1.1
Other Assets, Rights and Interests	Intercreditor Agreement, Section 2.1(b)

P

Pass-Through Entity	Titling Trust Agreement, Section 5.1 (d)(iii)
Permitted Transactions	Titling Trust Agreement, Section 2.3
Person	Titling Trust Agreement, Section 1.1

R

Rating Agency	Titling Trust Agreement, Section 1.1
Reallocation Date	Titling Trust Agreement, Section 1.1
Reallocation Notice	Titling Trust Agreement, Section 1.1
Registered Pledge	Titling Trust Agreement, Section 5.4(e)
Registered Pledgee	Titling Trust Agreement, Section 1.1
Related Assets, Rights and Interests	Intercreditor Agreement, Section 2.1(b)
Related Specified Assets	Intercreditor Agreement, Section 1.1
Related Specified Interest	Intercreditor Agreement, Section 1.1
Representative Capacities	Intercreditor Agreement, Section 1.1

Titling Trust Agreement

Representative Capacity	Intercreditor Agreement, Section 1.1
Representative Party	Intercreditor Agreement, Section 1.1
Revolving Specified Interest	Titling Trust Agreement, Section 4.3(b)(ii)

S

Secured Titling Trust Creditor	Titling Trust Agreement, Section 1.1
Secured Titling Trust Debt	Titling Trust Agreement, Section 1.1
Securitization Entity	Titling Trust Agreement, Section 1.1
Series	Titling Trust Agreement, Section 4.1(a)
Series Collateral Agents	Intercreditor Agreement, Section 1.1
Series Cutoff Date	Titling Trust Agreement, Section 4.3(b)(v)
Series Issue Date	Titling Trust Agreement, Section 4.3(b)(i)
Servicer	Titling Trust Agreement, Section 4.3(a)
Servicing Agreement	Titling Trust Agreement, Section 1.1
Specification Notice	Titling Trust Agreement, Section 4.3(b)
Specified Asset	Titling Trust Agreement, Section 1.1
Specified Asset Amount	Titling Trust Agreement, Section 1.1
Specified Asset Percentage	Titling Trust Agreement, Section 1.1
Specified Asset Titling Trust Administrator Fee	Titling Trust Agreement, Section 1.1
Specified Asset Titling Trustee Fee	Titling Trust Agreement, Section 1.1
Specified Interest	Titling Trust Agreement, Section 4.1(a)
Specified Interest Default Condition	Titling Trust Agreement, Section 1.1
Specified Lease	Titling Trust Agreement, Section 1.1
Specified Vehicle	Titling Trust Agreement, Section 1.1

T

Titling Trust	Titling Trust Agreement, Recitals
Titling Trust Administrator	Titling Trust Agreement, Preamble
Titling Trust Agreement	Intercreditor Agreement, Section 1.1, Titling Trust Agreement, Preamble
Titling Trust Assets	Titling Trust Agreement, Section 1.1
Titling Trust Creditor	Titling Trust Agreement, Section 1.1
Titling Trust Debt	Titling Trust Agreement, Section 1.1
Titling Trust Debt Document	Titling Trust Agreement, Section 1.1
Titling Trust Debt Specified Interest	Titling Trust Agreement, Section 4.3(b)(vii)
Titling Trust Lease	Titling Trust Agreement, Section 1.1
Titling Trust Vehicle	Titling Trust Agreement, Section 1.1
Titling Trustee	Titling Trust Agreement, Preamble
Treasury Regulations	Titling Trust Agreement, Section 1.1
TRO Default	Tilling Trust Agreement, Section 1.1
TRO Document	Tilling Trust Agreement, Section 1.1
TRO Holder	Titling Trust Agreement, Section 1.1
TRO Holder Representative	Intercreditor Agreement, Section 1.1
Trust Agency Agreement	Titling Trust Agreement, Section 7.12
Trust Agent	Titling Trust Agreement, Section 7.12

Titling Trust Agreement

Trust Document	Titling Trust Agreement, Section 1.1
Trust Representative	Titling Trust Agreement, Section 1.1
Trust Representatives	Titling Trust Agreement, Section 1.1
Trustee	Titling Trust Agreement, Section 1.1
Trustee Stock	Titling Trust Agreement, Section 7.6(c)

U

U.S. Bank	Titling Trust Agreement, Preamble
U.S. Bank Trust	Titling Trust Agreement, Preamble
Undertaking	Titling Trust Agreement, Section 1.1

V

VT Inc.	Intercreditor Agreement, Preamble, Titling Trust Agreement, Section 1.1

W

Warehouse Facility Lender	Schedule I to the Intercreditor Agreement
Warehouse Facility Lenders	Schedule I to the Intercreditor Agreement
World Omni	Titling Trust Agreement, Preamble

Titling Trust Agreement

SECOND AMENDED AND RESTATED TRUST AGREEMENT, dated and effective as of July 16, 2008 (the “Titling Trust Agreement”), among AUTO LEASE FINANCE LLC, a Delaware limited liability company (“ALF LLC”), as initial beneficiary (in such capacity, the “Initial Beneficiary”), WORLD OMNI FINANCIAL CORP., a Florida corporation (“World Omni”) as titling trust administrator (in such capacity, the “Titling Trust Administrator”), VT INC., an Alabama corporation, as trustee (in such capacity, the “Titling Trustee”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (“US Bank Trust”), as co-trustee (in such capacity, the “Delaware Trustee”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as Initial Titling Trustee Agent (as defined herein).

BACKGROUND

1.          Auto Lease Finance L.P., a Delaware limited partnership (“ALF LP”), has established World Omni LT, a Delaware statutory trust (the “Titling Trust”), pursuant to the Certificate of Trust (as defined herein) and a Trust Agreement, dated and effective as of June 25, 2007 (the “Interim Trust Agreement”), among ALF LP, as grantor (in such capacity, the “Grantor”), World Omni, as Servicer, the Titling Trustee, and the Delaware Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated and effective as of March 30, 2008 (the “First Amended and Restated Trust Agreement”), among the Grantor, World Omni, as Servicer and as Titling Trust Administrator, the Titling Trustee, and the Delaware Trustee.

2.          On the date that the Titling Trust was established, (A) ALF LP held the entire beneficial interest in the Titling Trust, (B) the Initial Beneficiary was the general partner of ALF LP and (C) World Omni, as a limited partner, owned 99% of the economic interest in ALF LP.

3.          World Omni LT, an Alabama business trust (the “Alabama Trust”), was established pursuant to the Alabama Trust Agreement (as defined herein).

4.          On or around July 16, 2008, the Alabama Trust will merge with and into the Titling Trust (the “Merger”) pursuant to (A) the Agreement and Plan of Merger, dated July 16, 2008 (the “Merger Agreement”), between the Alabama Trust and the Titling Trust, and the filing of a “Certificate of Merger” with the Secretary of State of the State of Alabama and the filing of a “Certificate of Merger” with the Secretary of State of the State of Delaware. The Titling Trust will be the surviving entity pursuant to the Merger. Such merger has been approved by ALF LP, as the sole beneficial owner of each of the Alabama Trust and the Titling Trust, by VT, Inc., as the trustee of each of the Alabama Trust and the Titling Trust and by U.S. Bank Trust, as co-trustee of the Titling Trust.

5.          On the date of, and simultaneously with the execution and delivery of, this Titling Trust Agreement, (A) World Omni is transferring all of its partnership interests in, and other rights with respect to, ALF LP to the Initial Beneficiary and (B) ALF LP is being dissolved, with the Initial Beneficiary succeeding to all of the rights of ALF LP in and with respect to the Titling Trust. The Initial Beneficiary is executing this Titling Trust Agreement as

Titling Trust Agreement

the successor to ALF LP of all the rights of ALF LP in, to and under the First Amended and Restated Trust Agreement.

6.          The parties now wish to amend and restate the First Amended and Restated Trust Agreement to more fully set forth the rights and obligations of the parties.

The parties agree as follows:

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1           Definitions.

Capitalized terms used but not otherwise defined in this Titling Trust Agreement are defined below or, if not defined in this Titling Trust Agreement (including in this Section 1.1), are defined in the Intercreditor Agreement (as defined below).

“Addition Date” means, with respect to any Specified Asset, the date as of which such Specified Asset is acquired by the Titling Trust for allocation to a previously designated Revolving Specified Interest pursuant to Section 4.3(d).

“Addition Notice” means a notice provided to the Titling Trust Administrator pursuant to Section 4.3(d).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For the purposes of this definition. “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Alabama Trust Agreement” means the Third Amended and Restated Trust Agreement of World Omni LT, an Alabama trust, dated as of September 10, 2004, among ALF LP, as grantor and sole beneficiary, VT Inc., as trustee, and, for the limited purposes set forth therein, U.S. Bank.

“Alabama Trustee” means VT Inc., in its capacity as trustee under the Alabama Trust Agreement, and otherwise engaging in the activities described in Section 6.07(e) of the Alabama Trust Agreement.

“Applicable Asset Annex” means a schedule that is (1) attached to the Specification Notice delivered with respect to any Specified Interest and identifies the Specified Assets with respect to such Specified Interest as of the related Series Cutoff Date, (2) attached to a Reallocation Notice and identifies the Titling Trust Assets to be reallocated pursuant to such notice or (3) attached to an Addition Notice and identifies the Titling Trust Assets to be acquired by the Titling Trust and allocated, pursuant to such notice, to the applicable Specified Interest.

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“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Assignment Date” means, with respect to any Specified Asset allocated to any Specified Interest, the date as of which such Specified Asset is assigned or otherwise transferred from the Titling Trust pursuant to Section 4.3(e).

“Assignment Notice” means a notice provided to the Titling Trust Administrator pursuant to Section 4.3(e).

“Authorized Officer”:

(1)	with respect to the Initial Beneficiary or the Titling Trust Administrator, means each of the natural persons set forth on Schedule A (as such Schedule A may be amended from time to time by the Initial Beneficiary or the Titling Trust Administrator, as the case may be, in each case by notice to each other party to this Titling Trust Agreement);

(2)	with respect to the Titling Trustee, means each of the natural persons set forth on Schedule B (as such Schedule B may be amended from time to time by the Titling Trustee by notice to each other party to this Titling Trust Agreement); and

(3)	with respect to the Delaware Trustee, means any officer in the Corporate Trust Office of such Person, including any president, vice president, assistant vice president, treasurer, assistant treasurer, secretary, assistant secretary or any other officer of such Person customarily performing functions similar to those performed by any of the above designated and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Bankruptcy Code” means the United States Bankruptcy Code, as set forth in Title 11 of the United States Code.

“Beneficial Interest” means the beneficial interest of the Holders of a Series in the related Specified Interest, represented by their Certificates, including such Holders’ exclusive right to administer, manage, and control the related Specified Assets in the manner set forth in Section 4.3(c), but subject, however, to (x) the rights of (A) any related Registered Pledgee and (B) any related Titling Trust Creditors and to the terms of the related Servicing Agreement and (y) any other document to which the Specified Assets of such Specified Interest are subject.

“Borrower Novation Agreement” means the Novation Agreement, dated as of July 16, 2008, among ALF LP, as Borrower Transferor, the Titling Trust, as Borrower Transferee, and the Novation Consenting Parties named therein.

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“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Chicago, Illinois, Charlotte, North Carolina, or Boca Raton, Florida are authorized or obligated by law or executive order to be closed.

“Certificate of Merger” means the certificate or certificates of merger, a copy (or copies) of which is (or are) attached as Exhibit E.

“Certificate of Trust” means the certificate of trust of the Titling Trust, as filed with the Secretary of State of the State of Delaware on June 25, 2007, a copy of which is attached as Exhibit D.

“Certificate of Title” means a certificate of title or other similar evidence of ownership of a Titling Trust Vehicle issued in paper form by the relevant governmental department or agency in the jurisdiction in which the Titling Trust Vehicle is registered, or a record maintained by such governmental department or agency in the form of information stored in electronic media. However, if a certificate of title or other similar evidence of ownership in paper form or such record stored on electronic media has not been issued or is not being maintained, the application (or copy thereof) for the certificate of title or other similar evidence of ownership will constitute the “Certificate of Title.” “Certificates of Title” has a meaning correlative to the foregoing.

“Code” means the Internal Revenue Code of 1986.

“Collection Period” means, with respect to any Specified Interest, except as otherwise provided in the related Servicing Agreement, a calendar month.

“Collections” means, with respect to any Specified Interest, except as otherwise provided in the related Servicing Agreement:

(1)	all amounts collected from related Lessees on the Titling Trust Leases (including, without limitation, any payments received under terminal rental adjustment clauses);

(2)	any and all amounts received with respect to the sale or other disposition of the related Titling Trust Vehicles; and

(3)	all other amounts received in respect of the related Specified Assets.

“Corporate Trust Office” means, with respect to the applicable Trustee, the office of the Trustee at which its corporate trust business is administered, which as of the date of this Titling Trust Agreement is located at:

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In the case of the Titling Trustee:

VT Inc.

c/o U.S. Bank National Association

209 South LaSalle Street

Suite 300

Chicago, Illinois 60604

Attention: Patricia M. Child

Fax: 312-325-8905

Telephone: 312-325-8902

In the case of the Delaware Trustee:

U.S. Bank Trust National Association

c/o Corporate Trust Services

209 South LaSalle Street, Suite 300

Chicago, Illinois 60604

Attention: Patricia M. Child

Fax: 312-325-8905

Telephone: 312-325-8902

or at such other address as the applicable Trustee may designate by notice to the Titling Trust Administrator, the Initial Beneficiary and the Holders.

“Dealer” means a dealer who in the ordinary course of business leases motor vehicles to Lessees.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code § 3801 et seq.

“Designated Notice Recipient” means, with respect to any Trust-Related Obligation, the Person (if any) designated to receive notices pursuant to this Titling Trust Agreement with respect to such Trust-Related Obligation and/or the related Specified Interest by either (1) inclusion of such person as an initial Designated Notice Recipient on Schedule C or (2) by notice in writing delivered by one or more TRO Holders of such Trust-Related Obligation to the Initial Beneficiary and each of the Trust Representatives, specifying (at a minimum) the name and notice information of such designee.

“Enhancement” means, with respect to any Specified Interest, any reserve fund, overcollateralization, residual value guaranty, residual value insurance policy, financial guarantee insurance policy, letter of credit, guaranteed investment contract, cash collateral account, cash collateral guaranty, interest rate swap, cap, hedge or protection agreement, credit default swap or any other similar contract or agreement for the benefit of the holders of the related TRO Holders.

“Enhancement Document” means any document representing, or entered into in connection with, any Enhancement; provided, however, that, “Enhancement Document” does not include any TRO Document.

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5

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means each holder of a Certificate, as indicated in the Certificate Register.

“Initial Titling Trust Debt Documents” means, collectively:

(1)	the Amended and Restated Receivables Financing Agreement, dated as of the date of this Titling Trust Agreement, among the Titling Trust, as Borrower, World Omni, as Servicer, Bank of America, N.A., as Administrator, and each Conduit Lender, Bank Lender and Group Agent from time to time party to such agreement;

(2)	the Amended and Restated Receivables Financing Agreement, dated as of the date of this Titling Trust Agreement, among the Titling Trust, as Borrower, World Omni, as Servicer, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Administrator, and Gotham Funding Corporation, as Lender;

(3)	the Credit and Security Agreement, dated as of the date of this Titling Trust Agreement, among ALF LP, as Lender, the Titling Trust, as Borrower, U.S. Bank, as Administrative Agent, AL Holding Corp., as Collateral Agent, and World Omni, as Servicer with respect to the Specified Interest designated as the “Open-End Collateral Specified Interest”; and

(4)	each of the other agreements and documents that are executed pursuant to, or in connection with, any of the documents described in clauses (1), (2) and/or (3) of this definition.

“Insolvency Event” means, with respect to any Person:

(1)	the making of a general assignment for the benefit of creditors;

(2)	the filing of a voluntary petition in bankruptcy;

(3)	being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding;

(4)	the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

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6

(5)	the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (8) of this definition;

(6)	the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person;

(7)	the failure by such Person generally to pay its debts as such debts become due;

(8)	the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking (A) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (B) the appointment of a trustee, liquidator, receiver or similar official of such Person or of such Person’s assets or any substantial portion of such Person’s assets; and

(9)	the taking of action by such Person in furtherance of any of the foregoing.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date of this Titling Trust Agreement, among (i) World Omni, as Titling Trust Administrator and as an Interest Holder, (ii) the Titling Trust, (iii) the Initial Beneficiary, as initial multiple-use SPV and an Interest Holder, (iv) VT Inc., as Titling Trustee and as an Interest Holder, and (v) each of the other Persons from time to time becoming party to such agreement as Interest Holders thereunder.

“Lease Files” means, with respect to each Titling Trust Lease, the following documents (which may be photocopies or in electronic format unless otherwise indicated):

(i)	the original of the Titling Trust Lease (or an electronic copy of such Titling Trust Lease that satisfies section 9-105 of the UCC) that is clearly marked to show the Titling Trust as the owner of such Titling Trust Lease;

(ii)	the original credit application fully executed by the Lessee or a photocopy or electronic facsimile thereof;

(iii)	the original Certificate of Title and all related documents evidencing the ownership of the related Titling Trust Vehicle or Titling Trust Vehicles; and

(iv)	any and all other documents that the Servicer with respect to the Specified Interest to which such Titling Trust Lease is allocated retains on file relating to the Titling Trust Lease, or the related Titling Trust Vehicle or Titling Trust Vehicles or Lessee.

“Lessee” means the lessee of one or more Titling Trust Vehicles or any Person who is obligated to make payments on the related Titling Trust Lease.

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7

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach to a Titling Trust Lease or Titling Trust Vehicle by operation of law.

“Opinion of Counsel” means a written opinion of legal counsel, which counsel may be an employee of World Omni or an Affiliate or may provide legal services to World Omni or an Affiliate.

“Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, government, any department or agency of any government or any other entity of whatever nature.

“Rating Agency” means each nationally recognized statistical rating organization that has been requested by any Holder or its agent to rate any class of Trust-Related Obligations.

“Reallocation Date” means, with respect to any Specified Asset allocated to any Specified Interest, the date as of which such Specified Asset is reallocated to another Specified Interest pursuant to Section 4.3(f).

“Reallocation Notice” means a notice provided to the Titling Trust Administrator pursuant to Section 4.3(f).

“Registered Pledgee” means, with respect to any Certificate, the Person who is listed in the Certificate Register as the registered pledgee of such Certificate.

“Secured Titling Trust Creditor” means any Person to whom any Secured Titling Trust Debt is owed.

“Secured Titling Trust Debt” means any Titling Trust Debt that is secured by a voluntary pledge by the Titling Trust of all or any portion of the Titling Trust Assets.

“Securitization Entity” means a special-purpose entity that becomes obligated on, or issues, one or more Trust-Related Obligations. For avoidance of doubt, the Titling Trust is not a Securitization Entity.

“Servicing Agreement” means a “Servicing Agreement” that is entered into from time to time and appointing the Servicer with respect to any Specified Assets pursuant to Section 4.3(a). As of July 16, 2008, the Servicing Agreements consist of (1) the Fourth Amended and Restated Servicing Agreement, dated as of July 16, 2008, among World Omni, as Servicer with respect to the Open-End Collateral Specified Interest, ALF LLC, as Lender, the Titling Trust, as Borrower and ALHC, as Open-End Collateral Agent, and (2) the Servicing Agreement, dated as of July 16, 2008, among World Omni, as Servicer with respect to the Closed-End Collateral Specified Interest, the Titling Trust, as Borrower, and ALHC, as Closed-End Collateral Agent.

“Specified Asset” means, with respect to any Specified Interest, a Titling Trust Lease or Titling Trust Vehicle that, in either case, is identified in the Applicable Asset Annex

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8

attached to any Specification Notice, Reallocation Notice or Addition Notice reflecting the allocation or reallocation, as the case may be, of such Titling Trust Lease or Titling Trust Vehicle to such Specified Interest pursuant to the applicable provisions of Section 4.3. However, a Titling Trust Lease or Titling Trust Vehicle will no longer be a Specified Asset with respect to any Specified Interest as of the date on which such Titling Trust Asset has been (i) transferred from the Titling Trust pursuant to Section 4.3(e) or (ii) reallocated to another Specified Interest pursuant to Section 4.3(f).

“Specified Asset Amount” has, with respect to any Specified Interest, the meaning set forth in the related Servicing Agreement. Unless otherwise specified in the related Servicing Agreement, the Specified Asset Amount with respect to each Specified Interest will be based on the aggregate lease balances of the Specified Assets allocated thereto (which may be calculated based on a simple interest, actuarial, straight-line or other commercially reasonable method specified in the related Servicing Agreement).

“Specified Asset Percentage” means, as of any date with respect to any Specified Interest, the percentage equivalent of a fraction, (i) the numerator of which is the Specified Asset Amount of such Specified Interest and (ii) the denominator of which is the aggregate Specified Asset Amounts of all Specified Interests.

“Specified Asset Titling Trust Administrator Fee” means, with respect to any Collection Period and any Specified Interest, an amount equal to the product of the Specified Asset Percentage of such Specified Interest as of the last day of the preceding Collection Period and the sum of (i) the monthly fees of the Titling Trust Administrator determined pursuant to the first sentence of Section 7.8 plus (ii) the expenses of the Titling Trust Administrator determined pursuant to the second sentence of Section 7.8.

“Specified Asset Titling Trustee Fee” means, with respect to any Collection Period and any Specified Interest, an amount equal to the product of the Specified Asset Percentage of such Specified Interest as of the last day of the preceding Collection Period and the sum of (i) the monthly fees of the Titling Trustee determined pursuant to the first sentence of Section 7.8 plus (ii) the expenses of the Titling Trustee determined pursuant to the second sentence of Section 7.8.

“Specified Interest Default Condition” means, with respect to any Specified Interest and any date of determination, a condition that will exist if the Titling Trustee either:

(i)          has actual knowledge, or

(ii)         has received notice from a related TRO Holder,

in either case that a TRO Default has occurred and is continuing with respect to any Trust- Related Obligation relating to such Specified Interest.

“Specified Lease” means a Specified Asset of any Specified Interest that is a Titling Trust Lease.

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“Specified Vehicle” means a Specified Asset of any Specified Interest that is a Titling Trust Vehicle.

“Titling Trust Assets” means the Titling Trust Leases, Titling Trust Vehicles, all proceeds of the foregoing and all other assets held by the Titling Trust.

“Titling Trust Creditor” means any Person to whom any Titling Trust Debt is owed.

“Titling Trust Debt” means, as of any date of determination and with respect to any Titling Trust Debt Specified Interest, a promissory note or other debt obligation of the Titling Trust, acting solely with respect to such Specified Interest, (A) which (1) is secured by a voluntary pledge by the Titling Trust of all or a portion of the Titling Trust Assets or (2) otherwise has been designated as “Titling Trust Debt” by the Titling Trust Administrator, with notice to the Titling Trustee and (B) as to which any amounts remain outstanding as of such date of determination. For avoidance of doubt, any fee, indemnity or reimbursement obligation, or other monetary obligation, in each case of the Titling Trust, that (i) is not on account of an equity interest in the Titling Trust and (ii) satisfied subclauses (A)(1) and (A)(2) of the immediately preceding sentence shall constitute “Titling Trust Debt.”

“Titling Trust Debt Document” means any TRO Document relating to Titling Trust Debt.

“Titling Trust Lease” means any lease agreement for motor vehicles as to which the Titling Trust is the lessor, either directly or by assignment. In the case of a master lease, the term “Titling Trust Lease” shall include all schedules thereto or, if the provisions of such master lease are incorporated into such schedules, the term “Titling Trust Lease” shall include a schedule together with the incorporated provisions of the master lease.

“Titling Trust Vehicle” means any motor vehicle, together with all attached items or accessories, that is subject to a Titling Trust Lease.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of Treasury pursuant to the Code.

“TRO Default” means with respect to any Trust-Related Obligation and any date of determination, a condition that will be deemed to exist if one or more of the following has occurred and is continuing as of such date:

(i)	there is any sum due that is not otherwise timely paid by the Titling Trust or the applicable Securitization Entity, as the case may be; or

(ii)	there is any outstanding and uncured default by the Titling Trust or the applicable Securitization Entity, as the case may be (after giving effect to any applicable grace period); or

(iii)	any “Revolving Facility Termination Event” or any “Wind-Down Event” (each, as defined in the applicable TRO Documents) has occurred.

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“TRO Document” means, with respect to any Trust-Related Obligation, (A) the indenture, deed of trust, pooling and servicing agreement, revolving credit agreement, receivables financing agreement or similar or related agreement or document pursuant to which such Trust- Related Obligation is issued or otherwise arises (which may, for avoidance of doubt, include a single indenture or other document entered into with respect to more than one Trust-Related Obligation or Specified Interest), or governing the terms of, or otherwise related to, such Trust- Related Obligation and (B) each note or other evidence of indebtedness issued pursuant to a document of the type described in clause (A) of this definition and representing such Trust- Related Obligation. For the avoidance of doubt, the TRO Documents in respect of any Trust-Related Obligations will include any related security agreement, collateral agency agreement, Servicing Agreement or other agreement entered into for the benefit of the holders of, or creditors in respect of, such Trust-Related Obligations.

“TRO Holder” means each Person that is entitled to payment or performance with respect to a Trust-Related Obligation.

“Trust Document” means, as of any date the determination, collectively, (1) this Titling Trust Agreement, (2) the Intercreditor Agreement, (3) the Borrower Novation Agreement, (4) each Titling Trust Debt Document to which the Titling Trust is party as of such date of determination and (4) any other “Basic Document” (as defined in the applicable Titling Trust Debt Document) to which the Titling Trust is a party.

“Trustee” means the Titling Trustee or the Delaware Trustee, as the context may require.

“Trust-Related Obligation” means, with respect to any Specified Interest, any Certificate, any Titling Trust Debt, any Undertaking and any other obligation or security, the payments on which are derived in any material part from amounts received with respect to the Specified Assets of such Specified Interest (other than solely by reference).

“Trust Representatives” means, collectively, the Titling Trustee, the Delaware Trustee and the Titling Trust Administrator. Each of the foregoing is referred to singly as a “Trust Representative.”

“Undertaking” means, with respect to any Series, an agreement, contract or other written obligation of the Holder of such Series, the payments under which are in any material part derived from or collateralized by Collections on the related Specified Assets.

“VT Inc.” means VT Inc., an Alabama corporation.

Section 1.2           Usage.

The following rules of construction and usage are applicable to this Titling Trust Agreement and to any certificate or other document made or delivered pursuant to this Titling Trust Agreement:

(a)          All terms used in any certificate or other document made or delivered pursuant to this Titling Trust Agreement are defined in this Titling Trust Agreement.

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(b)          Accounting terms not defined in this Titling Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Titling Trust Agreement or in any such certificate or other document, to the extent not defined, have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of this Titling Trust Agreement. To the extent that the definitions of accounting terms in this Titling Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Titling Trust Agreement or in any such certificate or other document will control.

(c)          References in this Titling Trust Agreement to “Article,” “Section,” “Exhibit,” “Schedule” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or other subdivision of or an attachment to this Titling Trust Agreement, and the term “including” means “including without limitation.”

(d)          The definitions contained in this Titling Trust Agreement are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)          Any agreement or statute defined or referred to in this Titling Trust Agreement means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(f)          References to a Person are also to its permitted successors and assigns.

(g)          References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds.

(h)          Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

ARTICLE II

ORGANIZATION OF THE TRUST

Section 2.1           Name.

The trust created by the Interim Trust Agreement, continued by the First Amended and Restated Trust Agreement and further continued hereby is known as “World Omni LT,” in which name the Titling Trustee and the Titling Trust Administrator each may (to the extent and in the manner specified herein) conduct the activities of the Titling Trust, make and execute contracts and other instruments on behalf of the Titling Trust and sue and be sued on behalf of the Titling Trust.

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Section 2.2           Office.

The office of the Titling Trust will be in care of the Delaware Trustee at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, or at such other address in the State of Delaware as the Delaware Trustee may designate by notice to the Titling Trustee, the Initial Beneficiary and the Servicer.

Section 2.3           Purposes and Powers.

The nature of the activities or purpose to be conducted or promoted by the Titling Trust is to engage exclusively in the following activities (such activities, collectively, the “Permitted Transactions”), in each case in accordance with the terms of this Titling Trust Agreement:

(a)          holding title to Titling Trust Leases, Titling Trust Vehicles and other Titling Trust Assets for the benefit of the Holders of the related Certificates, all in accordance with the terms of this Titling Trust Agreement and the Servicing Agreements;

(b)          at the direction of the Initial Beneficiary or a Holder, issuing Certificates representing a separate series of beneficial interest in the Titling Trust and the related Titling Trust Assets in accordance with the terms of this Titling Trust Agreement and the related Specification Notice;

(c)          at the direction of the Holders of any Series relating to a Titling Trust Debt Specified Interest, issuing one or more Titling Trust Debts with respect to such Specified Interest, entering into the related Titling Trust Debt Document and pledging any or all of the related Specified Assets to secure such Titling Trust Debts;

(d)          performing its obligations under agreements, instruments or other documents to which it is to be a party;

(e)          assigning or otherwise transferring title to Titling Trust Leases, Titling Trust Vehicles and Titling Trust Assets to, or to the order of, the related Holders;

(f)          borrowing on a revolving basis or otherwise under one or more Titling Trust Debt Documents or any other arrangements, as from time to time in effect, to finance the purchase of Titling Trust Leases and related Titling Trust Vehicles;

(g)          entering into agreements and transactions relating to, or in furtherance of, any Enhancement;

(h)          entering into and performing its obligations under the Intercreditor Agreement;

(i)          entering into and performing its obligations under the Initial Titling Trust Debt Documents;

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(j)          entering into and performing its obligations under the Trust Documents;

(k)          entering into and consummating the Merger, pursuant to and in accordance with the Merger Agreement, the Certificate of Merger and/or other documents similar or ancillary to the foregoing;

(l)          taking any other action in connection with the qualification, licensing or authorization of the Titling Trust to engage in activities in any jurisdiction;

(m)          engaging in such other activities as may be necessary, convenient or advisable in connection with (A) owning and holding title to the Titling Trust Leases, the Titling Trust Vehicles and the other Titling Trust Assets, (B) the management of the Titling Trust Assets, (C) the making of distributions to the Holders of Certificates and (D) the making of payments to any Titling Trust Creditors; and

(n)          engaging in any activity and exercising any powers permitted to statutory trusts under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

Section 2.4           Banking Activities.

Without limiting the generality of Section 2.3, each of the Initial Beneficiary and the Titling Trust Administrator is authorized to act on behalf of the Titling Trust and in its name, through any of its Authorized Officers:

(a)          to establish bank accounts on behalf of the Titling Trust;

(b)          to sign checks, drafts, instruments, bills of exchange, acceptances and/or other orders for the payment of money (including by electronic funds transfer) from any account opened on behalf of the Titling Trust;

(c)          to endorse checks, instruments, evidences of indebtedness, and orders payable, owned or held by the Titling Trust or the Titling Trust Administrator;

(d)          to accept drafts, acceptances, instruments and/or other evidences of indebtedness payable at or through the bank at which any such account is maintained (each, a “Bank”);

(e)          to waive presentment, demand, protest and notice of protest or dishonor of any check(s), instrument(s), draft(s), acceptance(s), or other evidences of indebtedness made, drawn or endorsed by the Titling Trust;

(f)          otherwise to deal with each Bank in connection with the foregoing activities on behalf of the Titling Trust;

(g)          to enter into one or more agreements with any Bank, which will be deemed to govern the applicable account established at such Bank;

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(h)          to authorize the purchase, on behalf of the Titling Trust, of CDs, bonds, notes, commercial paper, money market funds, and other similar savings or investment instruments from each Bank;

(i)          to obtain, on behalf of the Titling Trust, other related services from any Bank, such as the rental of safe deposit boxes from such Bank, obtaining of night depository services, routine cash management services, and the like, which will be governed by night depository agreement(s), safe deposit box lease agreement, and any other such agreement(s) contained on the application or signature cards pertaining to any such services offered to the Titling Trust by such Bank, as amended from time to time;

(j)          to sign and execute signature cards, applications and forms as any Bank will deem appropriate, from time to time, in connection with the opening and maintaining of accounts at such Bank and/or obtaining any of the aforementioned additional related services; and

(k)          to execute applications for the issuance of any savings or investment instrument in the name of the Titling Trust.

Section 2.5           Appointment of the Titling Trustee and Delaware Trustee.

The Initial Beneficiary hereby confirms the appointments of the Titling Trustee as trustee of the Titling Trust, and the Delaware Trustee as co-trustee of the Titling Trust, in each case effective as of the date of this Titling Trust Agreement, to have all the respective rights, powers and duties set forth with respect to the Titling Trustee or the Delaware Trustee, as the case may be, in this Titling Trust Agreement.

Section 2.6           Contribution and Conveyance of Titling Trust Assets.

As of June 25, 2007, ALF LP (as the initial holder of the entire beneficial interest in the Titling Trust) contributed to the Titling Trustee the amount of $1,000. The Titling Trustee acknowledges receipt in trust from ALF LP, as of such date, of the foregoing contribution (to be held from and after the date of this Titling Trust Agreement for the benefit of the Initial Beneficiary, as successor to ALF LP), which constitutes the initial Titling Trust Assets and will be deposited in an account of the Titling Trust.

Section 2.7           Declaration of Trust.

The Titling Trustee will hold the Titling Trust Assets in trust upon and subject to the conditions set forth in this Titling Trust Agreement for the use and benefit of the Initial Beneficiary and any other beneficiaries, subject to the obligations of the Titling Trust under any other Trust Documents to which it is a party. It is the intention of the parties that the Titling Trust constitutes a statutory trust under the Delaware Statutory Trust Act and that this Titling Trust Agreement constitutes the governing instrument of such statutory trust. Effective as of the date of this Titling Trust Agreement, the Titling Trustee and the Delaware Trustee each will have the rights, powers and duties set forth in this Titling Trust Agreement and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Titling Trust. A

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Certificate of Trust and any necessary certificate of amendment thereto has been filed with the Secretary of State of the State of Delaware and is attached as Exhibit D.

Section 2.8           Representations and Warranties of World Omni as Titling Trust Administrator.

World Omni, as Titling Trust Administrator, represents and warrants to the Titling Trustee that:

(a)          Organization and Good Standing. World Omni has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida, with the power and authority to own or lease its properties and to conduct its activities as such properties are currently owned or leased and such activities are currently conducted.

(b)          Due Qualification. World Omni is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its activities requires such qualifications, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the ability of World Omni to perform its obligations under this Titling Trust Agreement or the other Trust Documents to which it is a party.

(c)          Power and Authority; Authorization; Execution and Delivery; Binding Obligation. World Omni has the power and authority to execute, deliver and perform its obligations under this Titling Trust Agreement and each other Trust Document to which it is a party. World Omni has duly authorized the execution and delivery of this Titling Trust Agreement and each other Trust Document to which it is a party by all necessary corporate action. This Titling Trust Agreement and each other Trust Document to which it is a party has been duly executed and delivered by World Omni. This Titling Trust Agreement and each other Trust Document to which it is a party constitutes a legal, valid and binding obligation of World Omni, enforceable against World Omni in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(d)          No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Titling Trust Agreement and of other Trust Documents to which World Omni is a party will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under its articles of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which World Omni is a party or by which World Omni is bound (in each case material to World Omni and its subsidiaries considered as a whole), (ii) result in the creation or imposition of any Lien (material to World Omni and its subsidiaries considered as a whole) upon any of its properties pursuant to any such agreement or instrument (other than as contemplated by this Titling Trust Agreement or the other Trust Documents to which it a party) or (iii) violate or contravene any law or, to the knowledge of World Omni, any order, rule or regulation applicable to World Omni of any court or any Governmental Authority having jurisdiction over World

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Omni or its properties, the failure to comply with which would reasonably be expected to have a material adverse effect upon the ability of World Omni to perform its obligations under this Titling Trust Agreement or any other Trust Document to which it is a party.

(e)          No Proceedings. There are no proceedings pending, or, to the knowledge of World Omni, threatened, and to the knowledge of World Omni there are no investigations pending or threatened, against or affecting World Omni or its property, before any Governmental Authority: (i) asserting the invalidity or unenforceability of this Titling Trust Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Titling Trust Agreement, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect upon the ability of World Omni to perform its obligations under this Titling Trust Agreement or any other Trust Document to which it is a party or (iv) seeking adversely to affect the tax characterization specified in Section 2.9.

Section 2.9           Tax Reporting and Characterization.

(a)          The Initial Beneficiary and the Holders of each Series each agrees that for U.S. federal, state and local income and franchise tax purposes it will (i) treat its interest in the related Specified Interest as a direct ownership interest in the related Specified Assets and (ii) not treat the Titling Trust, this Titling Trust Agreement or the arrangement among the Initial Beneficiary and the Holders of any Series as creating a co-ownership of any assets or as creating a separate entity (such as a partnership). Each party agrees that it will not take any action (including filing any tax return) that is inconsistent with this Section 2.9(a) unless required to do so by the relevant tax authority.

(b)          None of the Holders, the Registered Pledgees, the Titling Trust Creditors or the parties to this Titling Trust Agreement will elect or permit an election to be made to treat the Titling Trust or any Specified Interest as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treas. Reg. § 301.7701-3.

Section 2.10         Execution of Documents.

The Initial Beneficiary is authorized and empowered to execute and deliver, on behalf of the Titling Trust, as attorney-in-fact or otherwise, any and all documents, agreements and other instruments, including any registration statement to be filed with the Securities and Exchange Commission or otherwise, on behalf of the Titling Trust. The Initial Beneficiary is authorized and empowered to prepare for filing in connection with such registration statement, balance sheets, income statements and any other financial statements for the Titling Trust.

Section 2.11         Conduct of Operations.

(a)          Notwithstanding any other provision of this Titling Trust Agreement and any provision of Applicable Law that otherwise so empowers the Titling Trust, the Titling Trust may not, without the consent of the Titling Trustee and each Secured Titling Trust Creditor, do any of the following:

(i)          engage in any activity other than a Permitted Transaction;

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(ii)         create, incur or assume any indebtedness, other than pursuant to any Titling Trust Debts, any Enhancement or any transactions entered into in connection therewith, in each case in accordance with this Titling Trust Agreement;

(iii)        become or remain liable, directly or contingently, in connection with any indebtedness or other liability of the Initial Beneficiary or any of its Affiliates or, except in connection with a Permitted Transaction, any other Person, whether by assumption, guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise;

(iv)        make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions; provided, however, that, subject to the terms of any Trust Documents, the Titling Trust will not be prohibited under this clause (a)(iv) from causing a distribution of cash to its Initial Beneficiary or to any Holder or from making payments with respect to any Titling Trust Debts or any Enhancement;

(v)         enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Titling Trust) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Titling Trust (i) is organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Titling Trust’s obligations under this Titling Trust Agreement, all Titling Trust Debts and all Trust Documents and (iii) is governed under a charter document containing provisions substantially identical to Section 2.3 and this Section 2.11; (B) each Rating Agency and each TRO Holder Representative will have received at least 5 days’ prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with the Certificate of Trust; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Titling Trust will have occurred and be continuing under any material agreement to which the Titling Trust is a party, including any Titling Trust Debt Document, or any agreement or other document pursuant to which any Titling Trust Debt has been issued;

(vi)        become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any Certificate, any Notice of Registered Pledge, any Titling Trust Debt, any Titling Trust Debt Document or any other any documents relating to a Permitted Transaction; and

(vii)       amend, modify, alter, change or repeal any provision of Section 2.3 or this Section 2.11; provided, however, that, the Titling Trust reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Trust

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or this Titling Trust Agreement in a manner now or hereafter prescribed by the Delaware Statutory Trust Act, and all rights conferred upon the Initial Beneficiary in this Titling Trust Agreement are granted subject to this reservation.

(b)          The Titling Trust will at all times:

(i)          maintain its existence as a statutory trust and remain in good standing under the laws of the State of Delaware;

(ii)         observe all procedures required by this Titling Trust Agreement and such others, if any, as may be from time to time required by the Delaware Statutory Trust Act;

(iii)        ensure that (x) the activities and affairs of the Titling Trust are at all times managed by or under the direction of the Titling Trustee, (y) the Titling Trustee has duly authorized all actions requiring such authorization and (z) when required by Applicable Law or by this Titling Trust Agreement, the Titling Trust has obtained the proper authorization for action from its Initial Beneficiary;

(iv)        maintain the Titling Trust’s books, financial statements, accounting records and other documents and records separate from those of the Initial Beneficiary, any Affiliate of the Initial Beneficiary or any other Person;

(v)         not commingle the Titling Trust Assets with those of the Initial Beneficiary or any Affiliate of the Initial Beneficiary (other than in connection with the Permitted Transactions or in connection with the performance by World Omni of its obligations as Servicer or as custodian with respect to any Specified Interest);

(vi)        not hold itself out as being liable for the debts of any other Person, except in connection with the Permitted Transactions (and, in any event, not hold itself out as being liable for the debts of World Omni, or of any of its Affiliates, other than a Securitization Entity in connection with a Permitted Transaction);

(vii)       maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Holders, the Initial Beneficiary or any of the Initial Beneficiary’s Affiliates or any other Person; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Holders, the Initial Beneficiary and any of the Initial Beneficiary’s Affiliates or any other Person (other than in connection with the performance of any Servicer or custodian of its obligations with respect to any Specified Interest);

(viii)      act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Titling Trust, including letters, invoices, contracts, statements and applications solely in the name of the Titling Trust;

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(ix)         separately manage its liabilities from those of the Initial Beneficiary or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, except that (A) the Initial Beneficiary, the Titling Trust Administrator, any Holder, any Servicer or any Affiliate of any of them may pay certain of the organizational costs of the Titling Trust, and the Titling Trust will reimburse the Initial Beneficiary, the Titling Trust Administrator, such Holder, such Servicer or such Affiliate, as the case may be, for its allocable portion of shared expenses paid by such Person, and (B) the Initial Beneficiary, the Titling Trust Administrator, any Holder, any Servicer or any Affiliate of any of them may pay fees and expenses and indemnify parties as provided in this Titling Trust Agreement, any Servicing Agreement or any other agreement entered into in connection with the issuance or undertaking, as the case may be, of any Titling Trust Debt;

(x)         at all times maintain an arm’s length relationship with any Affiliates;

(xi)        take such actions as are necessary to ensure that the Titling Trustee may not at any time serve as a trustee in bankruptcy for the Titling Trust or any of its Affiliates;

(xii)        not issue, or permit the issuance of, or enter into, or permit to be entered into, as the case may be, any Undertaking or any Enhancement, unless such Undertaking or Enhancement contains the applicable provisions set forth in Section 4.1(f);

(xiii)      operate in such a manner that it would not be substantively consolidated for purpose of applicable bankruptcy laws with any other entity;

(xiv)      not form any subsidiary; and

(xv)       maintain adequate capital in light of its contemplated operations.

(c)          The Titling Trust will prepare financial statements in a manner that indicates the separate existence of the Titling Trust and its assets and liabilities. To the extent permitted by law, until one year and one day (or, if longer, any applicable preference period) after all Trust-Related Obligations (including all Secured Titling Trust Debt and other Titling Trust Debt) are paid in full, the Titling Trustee will make decisions with respect to the activities and operations of the Titling Trust independent of, and not dictated by, the Initial Beneficiary or any Affiliate thereof (without limiting the right of the Initial Beneficiary to exercise its rights in such capacity under this Titling Trust Agreement and under the Delaware Statutory Trust Act).

(d)          Notwithstanding any provision in this Titling Trust Agreement to the contrary, the Initial Beneficiary or any of its Affiliates, in each case, in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the issuance or undertaking of any Trust-Related Obligations and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale, surety provider or other Enhancement provider or other Person performing

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similar functions in connection with the issuance or undertaking of any Trust-Related Obligations.

(e)          The Titling Trust, by or through the Titling Trustee or the Titling Trust Administrator, may enter into and perform all documents, agreements, certificates, or financing statements relating to the Permitted Transactions, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Titling Trust Agreement, the Delaware Statutory Trust Act or Applicable Law. The foregoing authorization is not a restriction on the powers of the Titling Trustee or the Titling Trust Administrator to enter into other agreements on behalf of the Titling Trust.

Section 2.12         No State Law Partnership.

The Holders intend that the Titling Trust will not be a partnership (including a general partnership or a limited partnership) or joint venture, and that neither any Holder nor the Titling Trustee will be a partner of or joint venturer with any Holder or the Titling Trustee with respect to the activities of the Titling Trust for any purposes, and this Titling Trust Agreement will not be construed to suggest otherwise.

Section 2.13         Titling of Titling Trust Vehicles.

The Servicing Agreement with respect to each Specified Interest will provide that the related Servicer will cause the Certificate of Title for each Titling Trust Vehicle assigned to the Titling Trust for allocation to such Specified Interest to be issued in the name “VT Inc. TSTEE World Omni LT” or “World Omni LT” or in such substantially similar words as the relevant Governmental Authority will accept, with the address of World Omni, its agent or the related Lessee, as the relevant Governmental Authority requires or allows, as the address of the recorded owner of the Titling Trust Vehicle.

Section 2.14         Enforcement of Titling Trust Leases.

If in any enforcement suit or legal proceeding with respect to a Titling Trust Lease it is held that the Servicer with respect to the applicable Specified Interest may not enforce the Titling Trust Lease on the ground that it is not a real party in interest or a Holder entitled to enforce the Titling Trust Lease, the Titling Trust and the Holders of the related Series, at such Servicer’s expense and direction, will take steps to enforce the Titling Trust Lease, including bringing suit in its name or the name of the applicable Holders.

Section 2.15         Liability to Third Parties.

Except as otherwise expressly provided by the Delaware Statutory Trust Act or in this Titling Trust Agreement (including Section 10.1), none of the Initial Beneficiary, the Titling Trust Administrator, the Titling Trustee, any Holder, or any officer or Affiliate of any such Person (other than the Titling Trust), will be liable for the debts, obligations or liabilities of the Titling Trust (whether arising in contract, tort or otherwise), including, under a judgment, decree or order of a court, by reason of being the Initial Beneficiary, the Titling Trust Administrator, the Titling Trustee, a Holder, or an officer or Affiliate of any such Person.

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Section 2.16         No Personal Liability of any Holder.

(a)          The Initial Beneficiary and the Holders will have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

(b)          None of the Initial Beneficiary, the Titling Trust Administrator, the Titling Trustee, any Holder, any officer, director, employee, trustee or manager of any of the foregoing, will be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the affairs of the Titling Trust; and, subject to the provisions of Article X and any provision for indemnification set forth in the related Servicing Agreements, all such Persons will look solely to the assets of the Titling Trust for satisfaction of claims of any nature arising in connection with the affairs of the Titling Trust. However, such protection from personal liability will apply to the fullest extent permitted by Applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Titling Trust to provide greater or broader indemnification rights than such law permitted the Titling Trust to provide prior to such amendment).

Section 2.17         Limited Liability and Bankruptcy Remoteness.

Without limiting the generality of Section 2.11, the Titling Trust will be operated in such a manner as the Titling Trustee may deem to be reasonable and necessary or appropriate to preserve (a) the limited liability of the Holders and the Initial Beneficiary and their respective Affiliates, (b) the separateness of the Titling Trust from the respective businesses of the Holders and the Initial Beneficiary and their respective Affiliates and (c) until the expiration of the period of one year and one day (or, if longer, any applicable preference period) after the payment in full of all Trust-Related Obligations (including all Secured Titling Trust Debt and other Titling Trust Debt), the bankruptcy-remote status of the Titling Trust.

Section 2.18         Term.

Unless terminated in accordance with this Titling Trust Agreement and the Delaware Statutory Trust Act, the Titling Trust will have a perpetual existence.

ARTICLE III

MANAGEMENT OF THE TITLING TRUST

Section 3.1           General Management of the Titling Trust.

The activities, properties and affairs of the Titling Trust will be managed by the Titling Trustee. Without limiting the generality of the foregoing, the Titling Trustee will have the power to appoint and direct agents of the Titling Trust, to grant general or limited authority to officers, employees and agents of the Titling Trust, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Titling Trust, subject to and in accordance with this Titling Trust Agreement.

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Section 3.2           Restrictions on the Power of the Titling Trustee.

The Titling Trustee will not have the authority to:

(a)          cause the Titling Trust to do any acts in violation of or in breach of any agreement entered into by the Titling Trust;

(b)          take any action in contravention of the Delaware Statutory Trust Act, the Certificate of Trust or this Titling Trust Agreement;

(c)          to the fullest extent permitted by Applicable Law, take any action that would make it impossible to carry on the ordinary activities of the Titling Trust;

(d)          knowingly perform any act that would subject the Initial Beneficiary or any Holder to loss of limited liability in any jurisdiction; or

(e)          except as permitted under Section 9.1, take any action to amend or modify the Certificate of Trust or this Titling Trust Agreement.

Section 3.3           Duties and Obligations of the Titling Trustee.

The Titling Trustee shall do each of the following:

(a)          Notification to Third Parties. Use its best efforts, in the conduct of the Titling Trust’s activities and business, to put all Persons with whom the Titling Trust deals on notice that the Initial Beneficiary, the Holders, the Titling Trust Creditors and the Registered Pledgees are not liable for the Titling Trust’s obligations and all agreements to which the Titling Trust is a party will include a statement to the effect that the Titling Trust is a statutory trust formed under the Delaware Statutory Trust Act. However, the failure to include such a statement in an agreement to which the Titling Trust is a party will not affect the Titling Trust’s power and authority or authorization to enter into such agreement.

(b)          State Entity Filings. As long as any Trust-Related Obligation is outstanding, take all action that may be necessary or appropriate for the continuation of the Titling Trust’s valid existence as a statutory trust under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Initial Beneficiary, the Holders, any Registered Pledgees or any Titling Trust Creditors or to enable the Titling Trust to engage in the activities in which it is engaged).

(c)          Taxes.

(i)          Prepare or cause to be prepared and file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Titling Trust.

(ii)        Cause the Titling Trust to pay any taxes payable by the Titling Trust (except that the Titling Trustee will not be required to cause the Titling Trust to pay any tax so long as the Titling Trust is contesting in good faith and by

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appropriate legal proceedings the validity, applicability or amount of such tax and such contest does not materially endanger any right or interest of the Titling Trust).

(iii)        Pay or cause to be paid all applicable taxes and fees properly due and owing in connection with its activities.

(d)          Filings With State Securities Administrators. From time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

(e)          Foreign Qualifications. Use its best efforts to cause the Titling Trust to be qualified to engage in investment activities in connection with Permitted Transactions, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Titling Trust then makes investments or transacts business, if such qualification or registration is necessary or desirable in order to protect the limited liability of the Initial Beneficiary or to permit the Titling Trust lawfully to own or make investments or transact business.

(f)          Obtain Licenses, Permits and Authorizations. Apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to carry on its duties as Titling Trustee under this Titling Trust Agreement (including without limitation receiving assignments of Titling Trust Leases and causing Certificates of Title to reflect the Titling Trustee, in such capacity, as the owner of the Titling Trust Vehicles) in each jurisdiction that the Initial Beneficiary or the Servicer reasonably deems appropriate.

(g)          Assistance and Cooperation in Vehicle Titling and Lease Assignment. Assist and cooperate with any Servicer in any manner reasonably requested by such Servicer:

(i)          in connection with the performance by such Servicer of the Servicer’s obligations under the applicable Servicing Agreement which are in the nature described in Section 2.13 or related thereto;

(ii)         to cause each applicable Titling Trust Lease to be assigned (x) to the Titling Trust or (y) to the Titling Trustee on behalf of the Titling Trust; and

(iii)        to cause to be reflected on the Certificates of Title with respect to any Titling Trust Vehicles that constitute (or are to become) Titling Trust Assets one or more Liens that are (x) in the nature required by the terms of any Titling Trust Debt Document or Servicing Agreement or (y) subject to the terms of such Servicing Agreement and any applicable Titling Trust Debt Document, otherwise determined by the applicable Servicer to be required, necessary or desirable.

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Section 3.4           Delegation of Certain Titling Trustee Duties and Ob1iations to the Titling Trust Administrator.

(a)          Delegation. The Titling Trustee hereby delegates to the Titling Trust Administrator, and the Titling Trust Administrator hereby accepts and will perform, on behalf of the Titling Trustee, each of the obligations of the Titling Trustee that are set forth in Section 2.17 and Section 3.3.

(b)          Prohibition on Certain Actions. Notwithstanding Section 3.4(a), the Titling Trust Administrator shall not take, or cause the Titling Trust to take, any actions that are prohibited by the terms of this Titling Trust Agreement or any other Trust Document.

(c)          Independent Obligations. The obligations of the Titling Trustee under Section 3.3 and the obligations of the Titling Trust Administrator under Section 3.4(a) shall constitute independent obligations, and the delegation of the duties of the Titling Trustee pursuant to Section 3.4(a) shall not relieve the Titling Trustee of its obligations pursuant to Section 3.3.

ARTICLE IV

SPECIFIED INTERESTS

Section 4.1           Designation of the Specified Interests.

(a)          Designation. The Initial Beneficiary or the Holder of a Series (with the consent of the Initial Beneficiary, any Registered Pledgee of a Certificate of such Series and any Titling Trust Creditors with respect to such Series) may direct the Titling Trust Administrator to designate a separate series of Beneficial Interests of the Titling Trust, which will be a separate series of beneficial interest within the Titling Trust within the meaning of Section 3806(b) of the Delaware Statutory Trust Act (each, a “Specified Interest,” to and from which Titling Trust Assets may be allocated or reallocated, as applicable, from time to time pursuant to the terms of this Titling Trust Agreement. Notwithstanding the foregoing, a new Specified Interest shall not be created to which the Specified Assets of any other Specified Interest will be reallocated if, as to such other Specified Interest, the Titling Trustee has either received notice from any Registered Pledgee or Titling Trust Creditor, as the case may be, or otherwise has obtained actual knowledge, that a TRO Default or other default has occurred and is continuing with respect to any Trust-Related Obligation relating to such other Specified Interest.

(b)          Issuance of Certificates. In connection with the designation of a Specified Interest by the Holders of any Series pursuant to this Section 4.1(a), the Titling Trust will issue to, or to the order of, such Holders one or more certificates, that at any time will collectively represent the entire Beneficial Interest in the assets allocated to such newly-created Specified Interest at such time (each such certificate, a “Certificate” and all of the Certificates issued in connection with a Specified Interest, a “Series”).

(c)          Delivery of Specification Notice. The designation of each Specified Interest and the Holders of the related Certificates will be set forth in the Specification Notice delivered to the Titling Trust Administrator (with a copy to each of the Titling Trustee

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and the Delaware Trustee) by the Holders of the related Certificates pursuant to Section 4.3(b). The terms of the Beneficial Interest in the Specified Assets allocated to such Specified Interest will be as set forth in such Specification Notice and in the related Servicing Agreement, if any.

(d)          All Titling Trust Assets to be Allocated to Specified Interests. All Titling Trust Leases, Titling Trust Vehicles and proceeds of the foregoing will be allocated to Specified Interests, and no Titling Trust Asset may at any time be allocated to more than one Specified Interest (without limiting the right of more than one Specified Interest to be a beneficiary of, or named as the loss payee or additional insured with respect to, any insurance policy).

(e)          Separateness of Specified Interests. In accordance with Section 3806(b) of the Delaware Statutory Trust Act, the Titling Trust Administrator, acting on behalf of the Titling Trust and the Holders of the Certificates, will maintain separate and distinct records for the Specified Assets allocated to each Specified Interest. The Specified Assets allocated to each Specified Interest will be accounted for separately from the Specified Assets allocated to each other Specified Interest. Except to the extent required by Applicable Law or specified in this Titling Trust Agreement, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the Specified Assets allocated to any Specified Interest will be enforceable against such Specified Assets only, and not against the Titling Trust generally or the Specified Assets allocated to any other Specified Interest and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Titling Trust generally or the Specified Assets of any other Specified Interest will be enforceable against the Specified Assets allocated to such Specified Interest.

(f)          Recitations and Agreements Regarding Separateness. One or more of the TRO Documents with respect to each Trust-Related Obligation shall contain agreements and acknowledgments to the effect of each of the provisions set forth in the table below, in a manner sufficient such that each related TRO Holder is, and each Person that from time to time subsequently becoming a TRO Holder with respect to such Trust-Related Obligation shall be, bound thereby (either directly or through a representative, such as an indenture trustee or any collateral agent, whose agreement would have the effect of limiting the rights of such TRO Holder for purposes of the matters stated in such agreements and acknowledgments). In addition, each Certificate, and each certificate, security or instrument representing a Trust-Related Obligation, shall contain recitations to the effect of each of the provisions set forth in the table below.

Required Provision

(1) Limited Recourse	The obligation(s) and/or interest(s) represented by such Certificate or TRO Document, as the case may be, (1) are entered into or issued, as applicable, by or in regard to the Titling Trust, solely with respect to (and, if applicable, constitute an interest in or obligation solely of) the Specified Interest to which such Certificate or TRO Document, as the case may be, relates and (2) shall be recourse only to the Specified Assets from time to time allocated to such Specified Interest.

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Required Provision

(2) Subordination	If an insolvency Event occurs with respect to the Titling Trust, any claim that any related TRO Holder or Holder of a Certificate, as the case may be, may seek to enforce at any time against the Titling Trust or the Specified Assets of any Specified Interest other than the Specified Interest in connection with which the applicable TRO Document or Certificate, as the case may be, was issued or entered into will be subordinate to the payment in full, including post-petition interest, of the claims of all TRO Holders, and all Holders of Certificates, ill each case related to such other Specified Interest.

(3) Section 1111(b) Election	Such TRO Holder irrevocably makes the election afforded to secured creditors by Section 1111(b)(1f)(A)(i) of the Bankruptcy Code to receive the treatment afforded by Section 1111(b)(2) of the Bankruptcy Code with respect to any secured claim that such TRO Holder may have at any time against the Titling Trust or against any Series other than the Series in connection with which such TRO Document was issued or entered into.

(4) Non-Petition	No such Holder or TRO Holder (and no representative of any such Holder or TRO Holder) shall, prior to the end of the period that is one year and one day (or, if longer, any applicable preference period) after payment in full of all Trust-Related Obligations, (A) institute, or join any other Person in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidatio11 proceeding, or any other proceeding, against the Initial Beneficiary, the Titling Trustee or the Titling Trust and/or (B) cooperate with or encourage others to institute any such proceeding, in each case under the laws of the United States, any state or commonwealth of the United States (including the District of Columbia), or any foreign jurisdiction.

Section 4.2           Capital Contributions.

The Holders of any Series may make capital contributions to the Titling Trust. Any such capital contributions will be allocated to the related Specified Interest. If the Holders of Certificates relating to any Series make capital contributions to the Titling Trust, except as otherwise specified in the related Certificates, Specification Notice or Servicing Agreement, each such Holder will make capital contributions in an amount such that after giving effect to the capital contributions of all Holders of such Series, the ratio of each Holder’s investment in the related Specified Interest remains unchanged. The proceeds of capital contributions made with respect to any Specified Interest will be applied in a manner consistent with the terms (if any) as may be applicable to such capital contributions under the terms of any related Titling Trust Debt Document(s).

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Section 4.3           Allocation of Specified Assets; Servicing Agreements.

(a)          Holders Responsible for Servicing Specified Assets. The Holders of each Series, by accepting their respective Certificates, will be deemed to have acknowledged and agreed that the Holders of such Series will administer, manage and control the Specified Assets allocated to the related Specified Interest. The Holders of each Series may engage one or more third party servicers to administer, manage and control the Specified Assets allocated to the related Specified Interest (with respect to any Series, a “Servicer”). The terms and conditions under which any Servicer will perform such functions will be set forth in a Servicing Agreement. The Titling Trust or the Titling Trustee, on behalf of the Titling Trust, will be a party to or execute an acknowledgment and acceptance of each Servicing Agreement and of the appointment of the Servicer. The Holders of any Series may assign to the related Servicer any or all of the rights of the Holders under this Titling Trust Agreement and the related Certificates, including the rights granted to such Holders under Section 4.3(c), to be exercised in connection with the Servicer’s performance of its duties under the related Servicing Agreement, and the Titling Trust consents to such assignment. Each Servicing Agreement will set forth the duties and responsibilities of the related Servicer, including:

(i)          the standards the Servicer will be required to use to service and administer the related Specified Assets and maintain the accounts, records and computer systems pertaining to the related Specified Assets;

(ii)         the type, required coverages and principal terms of the insurance policies, if any, that the Servicer will maintain with respect to the related Specified Assets; and

(iii)        the appointment of a custodian of the Lease Files with

respect to the related Specified Assets.

(b)          Designation of Specified Interests. At least one Business Day prior to the Series Issue Date with respect to any Specified Interest, the Holders of the applicable Series (with prior notice to the Initial Beneficiary, any Registered Pledgee of any Certificate of such Series and the holders of any Titling Trust Debts issued with respect to the related Specified Interest) will deliver to the Titling Trust Administrator a notice executed by the Initial Beneficiary or such Holders (each, a “Specification Notice”), setting forth the terms of the related Series, including:

(i)          the date that the related Series will be issued (the “Series Issue Date”);

(ii)         that (A) additional Titling Trust Leases and Titling Trust Vehicles may be allocated to the Specified Interest (any such Specified Interest, a “Revolving Specified Interest”) or (B) no additional Titling Trust Leases and Titling Trust Vehicles may be allocated to the Specified Interest (any such Specified Interest, a “Fixed Specified Interest”);

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(iii)        that the Certificates of the related Series will collectively represent the entire Beneficial Interest in the related Specified Assets and (1) will be issued in more than one class (each, a “Class”) having different rights with respect to the related Specified Assets and specifying the terms of each such Class or (2) will be issued only in a single Class;

(iv)        the Persons to whom the Certificates of such Series initially will be issued;

(v)         the first date as of which Collections on the related Specified Assets will be allocated to such Specified Interest (the “Series Cutoff Date”);

(vi)        a Applicable Asset Annex identifying the Titling Trust Assets to be initially allocated to such Specified Interest (or, solely in the case of a Specified Interest whose Series Issue Date occurs on July 16, 2008, containing a description of the Titling Trust Assets to be allocated to such Specified Interest); and

(vii)       that (A) Titling Trust Debts may be issued by the Titling Trust with respect to such Specified Interest (if so specified, such Specified Interest a “Titling Trust Debt Specified Interest”) or (B) Titling Trust Debts may not be issued by the Titling Trust with respect to such Specified Interest.

No Applicable Asset Annex delivered pursuant to this Section 4.3(b) may include any Titling Trust Leases or Titling Trust Vehicles that will be allocated (and as to which Collections will be allocable) to another Specified Interest as of the day immediately following the applicable Series Cutoff Date.

On the Series Issue Date, the Titling Trust will issue the related Certificates to the Persons named in the Specification Notice. The Titling Trust will provide notice of each such issuance to the Titling Trustee, and the Titling Trustee will record such issuance in the Certificate Register. Each Specification Notice will be substantially in the form of Exhibit A.

(c)          Rights of Holders With Respect to Specified Interests. The Holders of each Series, with respect to the related Specified Interest, subject to the rights of (A) any related Registered Pledgee and (B) any related Secured Titling Trust Creditors or other Titling Trust Creditors and to the terms of the related Servicing Agreement and any other document to which the related Specified Assets are subject, will have the exclusive right to administer, manage, and control the related Specified Assets, including the right to, at any time and, for any reason or for no reason to:

(i)          direct the Titling Trust to assign or otherwise transfer any related Specified Leases, Specified Vehicles or other Specified Assets to, or to the order of, such Holders;

(ii)         receive or direct the application of all Collections on the related Specified Assets;

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(iii)        designate, remove and direct the actions of the related Servicer and specify the terms of the related Servicing Agreement in accordance with Section 4.3(a);

(iv)        direct the Titling Trust to accept assignment of title to Titling Trust Leases and Titling Trust Vehicles (or instruct the related Servicer, as their agent, to so direct the Titling Trust) for allocation to such Specified Interest (if designated as a Revolving Specified Interest) in accordance with Section 4.3(d);

(v)         direct the Titling Trust to reallocate any related Specified Leases, Specified Vehicles or other Specified Assets to a different Specified Interest in accordance with Section 4.3(f);

(vi)        in the case of a Titling Trust Debt Specified Interest, direct the Titling Trust to issue Titling Trust Debts with respect to the related Specified Interest and pledge any or all of the related Specified Assets to secure such Titling Trust Debts, subject to and in accordance with the terms of this Titling Trust Agreement and the related Specification Notice; and

(vii)       provide directions to the Titling Trust Administrator, the Titling Trust, the Titling Trustee or the related Servicer with respect to the related Specified Interest pursuant to Section 7.4(a).

(d)          Subsequent Addition of Specified Assets to Revolving Specified Interests. The Holders of the Series relating to any Revolving Specified Interest will, or will cause the related Servicer to, identify to the Titling Trust Administrator in accordance with Section 4.3(h) any Titling Trust Leases, Titling Trust Vehicles or other assets that have been acquired or are to be acquired by the Titling Trust for allocation to such Revolving Specified Interest, and provide to the Titling Trust Administrator the following information with respect to any such assets:

(i)          the Revolving Specified Interest to which Titling Trust Leases, Titling Trust Vehicles or other assets have been or are to be allocated;

(ii)         the Addition Date; and

(iii)        the date as of which Collections on such assets will be allocated to such Revolving Specified Interest.

Effective as of the Addition Date set forth in any Addition Notice, the Titling Trust Leases, Titling Trust Vehicles or other assets identified therein will be Specified Assets allocated to the Specified Interest set forth in the Addition Notice. Notwithstanding the foregoing, if the Specification Notice related to a Revolving Specified Interest specifies that Titling Trust Leases and Titling Trust Vehicles having specifically identified characteristics shall be automatically allocated to such Specified Interest upon the acquisition thereof by the Titling Trust, then no separate Addition Notices will be required in respect of any Titling Trust Leases and Titling Trust Vehicles acquired by the Titling Trust with such specifically identified characteristics.

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Notwithstanding the foregoing part of this Section 4.3(d), no assets may be added to any Specified Interest pursuant to this Section 4.3(d) if such assets will be allocated (and as to which Collections will be allocable) to another Specified Interest immediately following the applicable Addition Date.

(e)          Assignment and Transfer of Specified Assets from the Titling Trust. The Holders of the Series relating to any Specified Interest will, or will cause the related Servicer to, identify to the Titling Trust Administrator in accordance with Section 4.3(h) any related Specified Assets that have been or are to be assigned or otherwise transferred from the Titling Trust, and provide to the Titling Trust Administrator the following information with respect to such Specified Assets:

(i)          the Specified Interest from which the Specified Assets have been or are to be assigned or otherwise transferred;

(ii)         the Assignment Date; and

(iii)        the date as of which Collections on such Specified Assets will cease to be allocated to such Specified Interest.

Effective as of the Assignment Date set forth in any Assignment Notice, but subject to compliance with the Asset Removal Procedures set forth in Section 4.4, the Specified Assets identified in the Applicable Asset Annex attached to such Assignment Notice will cease to be Titling Trust Assets.

(f)          Reallocation of Specified Assets from one Specified Interest to Another. The Holders of the Series relating to any Specified Interest will, or will cause the related Servicer to, identify to the Titling Trust Administrator in accordance with Section 4.3(h) any related Specified Assets that have been or are to be reallocated to another existing Specified Interest, and provide to the Titling Trust Administrator the following information with respect to such Specified Assets:

(i)          the Specified Interest from which the Specified Assets have been or are to be reallocated;

(ii)         the Specified Interest to which the Specified Assets have been or are to be reallocated;

(iii)        the Reallocation Date; and

(iv)        the date as of which Collections on such Specified Assets will be allocated to the Specified Interest to which such Specified Assets have been or are to be reallocated.

Subject to compliance with the Asset Removal Procedures set forth in Section 4.4, and as of the Reallocation Date set forth in any Reallocation Notice, the Titling Trust Leases, Titling Trust Vehicles or other assets identified therein will be reallocated to the Specified Interest set forth in the Reallocation Notice.

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(g)          Identification of Assets. In identifying Titling Trust Leases, Titling Trust Vehicles and other assets to be allocated, acquired, assigned, transferred or reallocated pursuant to Section 4.3(b), (d), (e), or (f), the Holders of the Series relating to the Specified Interest from which such assets will be allocated will identify:

(i)          Titling Trust Leases by account number;

(ii)         Titling Trust Vehicles by vehicle identification number; and

(iii)        any other Titling Trust Assets by such description in such form that will permit the Titling Trustee to identify such Titling Trust Assets separately from any other Titling Trust Assets.

(h)          Reporting to Titling Trust Administrator. The Holders (or the related Servicer on their behalf) will report to the Titling Trust Administrator with respect to assets acquired, assigned, transferred, or reallocated pursuant to Section 4.3(b), (d), (e), and (f) at such times, in such manner and in such form as may be agreed to from time to time by such Holders (or the related Servicer on their behalf) and the Titling Trust Administrator, which may include any electronic means.

(i)          Certain Rights and Duties of the Titling Trust Administrator With Respect to Specified Interests and Specified Assets. In accordance with procedures set forth in the related Servicing Agreement, each Servicer (or, if no Servicer has been appointed with respect to a Specified Interest, the Holders of the related Series) will provide information with respect to the related Specified Assets to the Titling Trust Administrator in detail sufficient to permit the Titling Trust Administrator to maintain on an ongoing basis adequate records with respect to the investments of the Holders in the Titling Trust and to provide the Holders and the Titling Trust Creditors with any information required to be provided to them pursuant to this Titling Trust Agreement and the other Trust Documents. The Titling Trust Administrator has no responsibility for determining, monitoring or verifying the value or quality of any assets contributed to or held by the Titling Trust. The Titling Trust Administrator, upon receipt of all certificates, statements, opinions, reports, documents, orders, other instruments or property furnished to the Titling Trust Administrator that are required to be furnished pursuant to this Titling Trust Agreement, will examine them to determine whether they are on their face in the form required by this Titling Trust Agreement. If any such item is found on its face not to conform to the requirements of this Titling Trust Agreement in a material manner, the Titling Trust Administrator will take such action as it deems appropriate to have the item corrected by the related Servicer, and if the item is not corrected to the Titling Trust Administrator’s reasonable satisfaction by the related Servicer, the Titling Trust Administrator will provide notice thereof to the Titling Trustee and to the applicable Holders. The Titling Trust Administrator will make all books and records maintained by the Titling Trust Administrator with respect to the Titling Trust and the Titling Trust Assets available to the Titling Trustee for inspection, but only upon reasonable notice and during the normal business hours of the respective offices of the Titling Trust Administrator.

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Section 4.4           Asset Removal Procedures.

Notwithstanding any provision to the contrary set forth in Section 4.3, the effectiveness of the reallocation of a Specified Asset of any Specified Interest to any other Specified Interest pursuant to any Specification Notice or Reallocation Notice, or the assignment or transfer by the Titling Trust of a Specified Asset of any Specified Interest, shall be subject to compliance with the following procedures, conditions and limitations (such procedures, the “Asset Removal Procedures”):

(a)          the Titling Trustee has neither received notice from any related Registered Pledgee or Titling Trust Creditor, as the case may be, nor otherwise obtained actual knowledge, that a TRO Default (i) has occurred and is continuing with respect to any Trust- Related Obligation relating to the Specified Interest from which such Specified Assets are to be reallocated or (ii) would occur under any such Trust-Related Obligation as a result of such reallocation;

(b)          Notice of such reallocation or assignment shall have been provided by the related Holder or Servicer to each TRO Holder Representative, if any, with respect to the Specified Interest from which such assets are to be reallocated at least five (5) Business Days prior to the applicable Series Cutoff Date, Reallocation Date or Assignment Date, as the case may be;

(c)          a copy of such Specification Notice or Reallocation Notice (including the related Applicable Asset Annex) shall have been delivered to each TRO Holder Representative, if any, with respect to the Specified Interest from which such Titling Trust Assets are to be reallocated or assigned no later than the fifth (5th) Business Day following the applicable Series Cutoff Date, Reallocation Date or Assignment Date;

(d)          the rights of the Titling Trust Creditors or Registered Pledgees with respect to the Specified Interest from which such Titling Trust Assets are being reallocated would not otherwise be violated by such reallocation; and

(e)          in the case of an asset to be reallocated from another Specified Interest pursuant to a Specification Notice or Reallocation Notice, such asset will not be allocated to, or constitute a Specified Asset of, in each case as of the applicable Series Cutoff Date or Reallocation Date, as applicable, specified in such notice, any Specified Interest other than the Specified Interest to which such asset is to be reallocated pursuant to such notice.

Notwithstanding the foregoing part of this Section 4.4, if and to the extent that procedures with respect to the reallocation of assets from any Specified Interest are set forth in the TRO Documents for the Trust-Related Obligations, if any, of such Specified Interest, the procedures set forth in such TRO Documents shall govern, and compliance with such procedures shall be deemed to constitute compliance with this Section 4.4 (including as to delivery of any required notices to TRO Holders or their representatives).

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Section 4.5           Accounts of the Titling Trust.

If so specified in the Servicing Agreement with respect to any Specified Interest, the Titling Trust Administrator will, in the manner so specified, establish and maintain in the name of the Titling Trust, or in such other name that identifies the Titling Trust as the holder of the account, one or more separate deposit accounts or securities accounts for the benefit of the Holders of the related Series. Any such account will be under the sole dominion and control of the related Holders, subject to the rights of any related Registered Pledgees or any related TRO Holders, except to the extent otherwise specified in such Servicing Agreement.

Section 4.6           Titling Trust Debts.

The Titling Trust may issue Titling Trust Debts with respect to (and only with respect to) any Titling Trust Debt Specified Interest. If so specified in the Titling Trust Debt Document with respect to any Titling Trust Debts or in the Specification Notice with respect to the related Specified Interest, the related Titling Trust Creditors may designate an indenture trustee, agent or other third party to exercise the rights of such Titling Trust Creditors under this Titling Trust Agreement. If no such third party is designated, unless otherwise specified in the related Specification Notice, the rights of the Titling Trust Creditors may be exercised only with the consent of 100% of such holders.

ARTICLE V

THE CERTIFICATES

Section 5.1           Authentication and Delivery; Form.

(a)          Each Certificate will be substantially in the form set forth in Exhibit B, subject to modifications as required by this Titling Trust Agreement or the related Specification Notice. Each Certificate will be executed by manual or facsimile signature by an Authorized Officer of the Titling Trustee. Each Certificate bearing the manual or facsimile signatures of individuals who were authorized to sign on behalf of the Titling Trustee at the time when such signatures were affixed will be a valid and binding representation of interests in the Titling Trust notwithstanding that any or all of such individuals will have ceased to be so authorized prior to or did not hold such offices at the date of authentication and delivery of such Certificate or thereafter.

(b)          Certificates may be typewritten or produced by any other method, all as determined by the Titling Trustee, as evidenced by the Titling Trustee’s execution of such Certificates.

(c)          In the case of Certificates issued in connection with the issuance of Trust-Related Obligations, Certificates will be issued only upon delivery of an Opinion of Counsel addressed to the Titling Trust Administrator, the Titling Trustee and the Titling Trust that (i) such issuance and the transactions entered into in connection therewith (including transfers of such Certificates permitted by the documents executed in connection with such transactions) will not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes and (ii) the issuance of

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such Certificates will not have a material adverse effect on the U.S. federal income tax characterization of the Trust-Related Obligations, if any, issued in connection with any previously issued Certificates.

(d)          Notwithstanding any other part of this Titling Trust Agreement, no Person may acquire any Certificate or be admitted as a Holder unless:

(i)          such Person is not acquiring its interest in the Titling Trust through an “established securities market” within the meaning of section 7704(b) of the Code;

(ii)         after giving effect to such acquisition, there are no more than 95 beneficial owners of the Titling Trust as determined by Section 1.7704-1(h) of the Treasury Regulations; and

(iii)        such Person either (A) is not (or, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a), its owner is not), for U.S. federal income tax purposes, a partnership, grantor trust, or S Corporation (as defined in the Code) (any such entity, a “Pass-Through Entity”) or (B) is a Pass-Through Entity, but (x) after giving effect to such transaction less than 50 percent of the value of each beneficial ownership interest in such Pass-Through Entity is attributable to such entity’s interest in the Titling Trust or (y) adequate provisions are in place that restrict any transfer of beneficial interests in such Pass-Through Entity or the actions of such Pass-Through Entity in such a manner to prevent any increase in the number of beneficial owners of the Pass-Through Entity for purposes of Section 1.7704-1(h) of the Treasury Regulations without the consent of the Titling Trust (as confirmed by an Opinion of Counsel).

Section 5.2           Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Titling Trustee, or the Titling Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Titling Trustee such security or indemnity as may be required by it to indemnify and hold it harmless, then the Titling Trustee will execute on behalf of the Titling Trust and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of the same Class and proportionate interest in the Titling Trust, the related Specified Interest and the Specified Assets allocated thereto. Such substitute Certificate will constitute for all purposes a substitute for the original Certificate and the original Certificate will be deemed canceled and the books and records of the Titling Trustee will indicate such cancellation. Any replacement Certificate will be delivered to the Holder of the applicable Series. However, if there is a Registered Pledgee of such Certificate, then a replacement Certificate will be delivered to the Registered Pledgee if the Notice of Registered Pledge so provides.

Section 5.3           Persons Deemed Holders.

Prior to due presentation of a Certificate for registration of transfer, the Titling Trustee will regard the Person in whose name such Certificate is registered as the Holder for all

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purposes. The Holder of any Certificate may covenant or enter into agreements with other Persons with respect to the exercise of any or all of its rights as Holder of such Certificate and, subject to Section 5.4(e), upon receipt of notification of such arrangements by the Titling Trustee (with a copy to the Titling Trust Administrator), such Persons will be treated as Holders in accordance with and to the extent provided in such agreement.

Section 5.4           Registration of Transfer and Exchange of Certificates.

(a)          The Titling Trustee will keep or cause to be kept, at the office or agency maintained pursuant to Section 5.5, a register (the “Certificate Resister”) that, subject to such reasonable regulations as it may prescribe, the Titling Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. The Titling Trustee will not register any transfer, sale, assignment, hypothecation, pledge or other conveyance of any Certificate unless the request for such transfer, sale, assignment, hypothecation, pledge or other conveyance is accompanied by either (i) in the case of a conveyance that constitutes a Registered Pledge, a Notice of Registered Pledge and the other documentation required under Section 5.4(e) and Section 5.4(f) or (ii) in the case of any other conveyance of a Certificate subject to a Registered Pledge, evidence that the related Registered Pledgees have consented to such conveyance.

(b)          Upon surrender for registration of transfer of any Certificate to the Titling Trustee at its Corporate Trust Office, an Authorized Officer of the Titling Trustee will execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in a like aggregate amount dated the date of authentication by the Titling Trustee.

(c)          Every Certificate presented or surrendered for registration of transfer or exchange will be accompanied by an instrument of transfer or exchange in form satisfactory to the Titling Trustee duly executed by the Holder, including, with respect to any Certificate subject to a Registered Pledge, the documentation described in Section 5.4(a)(ii). Each Certificate surrendered for registration of transfer and exchange will be canceled and subsequently disposed of by the Titling Trustee.

(d)          No service charge will be made for any registration of transfer or exchange of Certificates, but the Titling Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(e)          Except to the extent specified in this Titling Trust Agreement or in the related Servicing Agreement, Certificates may be assigned, pledged or otherwise transferred. However, the Certificates may be assigned, pledged or otherwise transferred only upon delivery of an Opinion of Counsel addressed to the Titling Trust Administrator, the Titling Trustee and the Titling Trust that such assignment, pledge or transfer will not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Any attempted assignment, pledge, or other transfer in violation of this Section 5.4(e) will be void ab initio. In addition, each assignee, pledgee or other transferee must, prior to or contemporaneously with any such assignment, pledge or other transfer, execute

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an agreement containing a non-petition covenant substantially similar to that set forth in Section 11.10 and deliver to the Titling Trust Administrator, the Titling Trustee and the Initial Beneficiary an executed copy of such agreement. In addition to the foregoing, in the case of a pledge of a Certificate, the Holder will deliver to the Titling Trustee (with a copy to the Titling Trust Administrator) a notice of registered pledge substantially in the form of Exhibit C (a “Notice of Registered Pledge”), an executed copy of the related security agreement and any agreements governing the exercise by the pledgee of the rights of a Holder with respect to the applicable Certificate (any such pledge, a “Registered P1edge”).

(f)          The Titling Trustee will deliver, or cause to be delivered, a copy of this Titling Trust Agreement to each Person that becomes a Holder or Registered Pledgee.

Section 5.5           Maintenance of Office or Agency.

The Titling Trustee will maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Titling Trustee in respect of the Certificates and this Titling Trust Agreement may be served. The Titling Trustee initially designates its Corporate Trust Office as its office for such purposes. The Titling Trustee will give prompt notice to the Initial Beneficiary, the Holders and any Registered Pledgees of any change in the location of such office.

Section 5.6           Cooperation with Servicers.

The Titling Trust will furnish each Servicer with any powers of attorney and such other documents as have been prepared by such Servicer for execution by the Titling Trust as are necessary or appropriate to enable such Servicer to carry out its duties under the applicable Servicing Agreement.

Section 5.7           Registered Pledge.

Each Notice of Registered Pledge will be executed by the Holder of the subject Certificate and each Registered Pledgee of such Certificate and will set forth the following information:

(i)          the name of the Holder;

(ii)         the name and address of the Registered Pledgee;

(iii)        the Series and Class, if applicable, of the Certificate subject to the Registered Pledge;

(iv)        any rights of the Holder under this Titling Trust Agreement and the applicable Certificate that the Holder has agreed may be exercised by the Registered Pledgee;

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(v)         if there is more than one Registered Pledgee of a Certificate, a brief statement of the relative rights of each Registered Pledgee in such Certificate; and

(vi)        any additional information required by the Titling Trust Administrator or the Titling Trustee.

ARTICLE VI

ACCOUNTING AND REPORTS TO HOLDERS

The Titling Trust Administrator will (a) maintain (or cause to be maintained) the books of the Titling Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each Holder and Registered Pledgee such information as may be required by the Code and applicable Treasury Regulations or otherwise, including such information as may be required to enable each Holder and Registered Pledgee to prepare its U.S. federal income tax returns, (c) file (or cause to be filed) any tax returns relating to the Titling Trust and make (or cause to be made) such elections as may be required or appropriate under any Applicable Law, and (d) cause such tax returns to be signed in the manner required by Applicable Law.

ARTICLE VII

THE TITLING TRUST ADMINISTRATOR AND THE TRUSTEES

Section 7.1           Appointment of the Titling Trust Administrator; Duties of the Tit1ing Trust Administrator and the Titling Trustee.

(a)          Appointment of the Titling Trust Administrator. The Initial Beneficiary appoints World Omni as Titling Trust Administrator and World Omni hereby accepts such appointment. Each Holder of a Certificate, by acceptance thereof, will be deemed to have consented to the appointment of World Omni as Titling Trust Administrator.

(b)          Duties of the Titling Trust Administrator and the Trustees. The Titling Trust Administrator and the Trustees will each perform such duties, and only such duties, as are specifically set forth in this Titling Trust Agreement. No implied covenants or obligations will be read into this Titling Trust Agreement.

(c)          Reliance on Certificates and Opinions. In the absence of bad faith, gross negligence or willful misconduct on its part, the Titling Trust Administrator and each Trustee may conclusively rely upon certificates or opinions furnished to the Titling Trust Administrator or the applicable Trustee, as the case may be, and conforming to the requirements of this Titling Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein. However, the immediately preceding sentence will not apply unless the Titling Trust Administrator or the applicable Trustee, as the case may be, have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Titling Trust Agreement.

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(d)          No Duty to Segregate Funds; No Liability for Interest. Subject to Section 4.3, the Titling Trust Administrator is not required to segregate funds received under this Titling Trust Agreement in any manner except to the extent required by Applicable Law and the related Servicing Agreement and may deposit such funds under such general conditions as may be prescribed by Applicable Law. The Titling Trust Administrator will not be liable for any interest on any such funds.

(e)          Limitation on Direction by Holders. A Holder will not direct the Titling Trust Administrator or either Trustee to take any action that:

(i)          is inconsistent with any of the Permitted Transactions;

(ii)         would result in the Titling Trust’s becoming an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes or that is otherwise inconsistent with the intended tax characterization of the Titling Trust and the Titling Trust Assets as set forth in Section 2.9; or

(iii)        is otherwise inconsistent with any provision of this Titling Trust Agreement or any other Trust Document.

Section 7.2           Authorization of the Titling Trust Administrator and the Trustees.

Each Trust Representative is authorized and directed by the Initial Beneficiary to execute and deliver this Titling Trust Agreement, the Intercreditor Agreement, each of the other Trust Documents, and each certificate or other document attached as an exhibit to or contemplated by this Titling Trust Agreement to which the Titling Trust is to be a party, in such form as the Initial Beneficiary may approve.

Section 7.3           Acceptance of Duties; Limitation of Liability.

(a)          General Standard of Care. Each Trust Representative agrees to perform its respective duties under this Titling Trust Agreement but only upon the terms of this Titling Trust Agreement. Each Trust Representative also agrees to disburse any and all moneys received by it constituting part of the Titling Trust Assets upon the terms of this Titling Trust Agreement and the other Trust Documents. In carrying out its duties hereunder, each Trust Representative shall exercise such of the rights and powers vested in it using the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. No provision of this Titling Trust Agreement shall be construed to relieve any Trust Representative from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance or, in the case of the Titling Trustee, similar acts or omissions of any Titling Trustee Agent; provided, however, that:

(i)          no Trustee shall be personally liable for any action taken, suffered or omitted by it or any error of judgment, in each case made in good faith by any officer of, or any other employee of the corporate trust office of, such Trustee (or, in the case of the Titling Trustee, any Titling Trustee Agent), including any vice-president, trust

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officer or any other officer of such Trustee (or, in the case of the Titling Trustee, any Titling Trustee Agent) customarily performing functions similar to those performed by such officers or to whom any corporate trust matter is referred because of such Person’s knowledge of or familiarity with the particular subject, unless it shall be proved that such Trustee (or, in the case of the Titling Trustee, such Titling Trustee Agent) was negligent or acted with willful misfeasance in performing its duties in accordance with the terms of this Titling Trust Agreement; and

(ii)         no Trustee shall be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the express direction of the Initial Beneficiary or, to the extent of actions taken with respect to any Specified Interest or the related Specified Assets, the Holder of the related Series, relating to the exercise of any trust power conferred upon such Trustee under this Titling Trust Agreement.

(b)          Limitation on Requirement of Trust Representatives to Take Actions Exposing Them to Risk. Notwithstanding Section 7.3(a), no Trust Representative will be under any obligation to exercise any of the rights or powers vested in it by this Titling Trust Agreement, or to institute, conduct or defend any litigation under this Titling Trust Agreement or otherwise or in relation to this Titling Trust Agreement, at the request, order or direction of any Holder, unless such Holder has offered to such Trust Representative security or indemnity satisfactory to it against the fees, costs, expenses and liabilities that may be incurred by such Trust Representative therein or thereby. The right of each Trust Representative to perform any discretionary act enumerated in this Titling Trust Agreement will not be construed as a duty, and neither Trust Representative will not be answerable for other than its negligence or willful misconduct in the performance of any such act.

(c)          Limitation on Actions That Impair Beneficial Interests, Asset Value or Ratings. Except for actions expressly authorized or required by this Titling Trust Agreement or another Trust Document related to a Specified Interest (or any particular subset of Titling Trust Assets included therein), no Trustee shall take any action as to which such Trustee (i) has been notified by the Initial Beneficiary, or any related Securitization Entity, Holder or Titling Trust Creditor or (ii) has actual knowledge, that, in either case, such action would impair the related Beneficial Interests, would impair the value of any related Specified Asset or would result in a downgrade or withdrawal of the rating assigned by any Rating Agency to any related Trust-Related Obligation.

Section 7.4           Action upon Instruction by Holders.

(a)          The Holders of any Series, subject to the rights of the related Registered Pledgee, if any, may direct the Titling Trust Administrator, the Titling Trust, each Trustee or the Servicer with respect to the related Specified Interest to take action or refrain from taking action with respect to the related Specified Assets except to the extent that such action or inaction would conflict with any other provision of this Titling Trust Agreement, any other Trust Document or any other document to which the related Titling Trust Assets are subject. Such direction may be exercised at any time by instructions signed by the Holders holding a 100% beneficial interest in such Specified Assets.

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(b)          Notwithstanding the foregoing, and in accordance with Section 7.7, the Titling Trust Administrator will not be required to take any action or refrain from taking action under this Titling Trust Agreement if the Titling Trust Administrator has reasonably determined, or has been advised by counsel, that such action is likely to result in liability on the part of the Titling Trust Administrator or is contrary to the terms hereof or is otherwise contrary to Applicable Law.

(c)          Whenever the Titling Trust Administrator is unable to decide between alternative courses of action permitted or required by this Titling Trust Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Titling Trust Agreement, the Titling Trust Administrator may request an Opinion of Counsel as to such application, intent, interpretation or meaning, or may give notice (in a form appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and, to the extent the Titling Trust Administrator acts in good faith in accordance with such Opinion of Counsel or any such instruction received from such Holders, as the case may be, the Titling Trust Administrator will not be liable on account of such action to any Person. If the Titling Trust Administrator does not receive an Opinion of Counsel or appropriate instructions within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action that is consistent, in its view, with this Titling Trust Agreement, and as it deems to be in the best interests of the Holders, and the Titling Trust Administrator will have no liability to any Person for any such action or inaction.

Section 7.5           Furnishing of Documents.

The Titling Trust Administrator will furnish to the Holders, promptly upon receipt of a request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Titling Trust Administrator by the Servicer or others.

Section 7.6           Representations and Warranties of the Trustees; Agreements Regarding Stock.

(a)          Representations and Warranties of the Trustees. Each Trustee represents and warrants to the Initial Beneficiary and the Holders as follows:

(i)          Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(ii)         Power and Authority; Authorization. It has full power, authority and legal right to execute, deliver and perform this Titling Trust Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Titling Trust Agreement.

(iii)        No Violation. The execution, delivery and performance by it of this Titling Trust Agreement (i) does not violate any provision of any law or regulation governing the banking and trust powers of the Titling Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to

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the Titling Trustee or any of its assets, (ii) does not violate any provision of the corporate charter or by-laws of the Titling Trustee, and (iii) does not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties of the Titling Trustee pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, violation, default or Lien would reasonably be expected to have a materially adverse effect on the Titling Trustee’s performance or ability to perform its duties under this Titling Trust Agreement or on the transactions contemplated in this Titling Trust Agreement.

(iv)        Consents and Approvals. The execution, delivery and performance by the Titling Trustee of this Titling Trust Agreement does not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority.

(v)         Execution, Delivery and Enforceability. This Titling Trust Agreement has been duly executed and delivered by the Titling Trustee and constitutes the legal, valid and binding agreement of the Titling Trustee, enforceable in accordance with its terms, except as enforceability may be limited by insolvency, bankruptcy, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles.

(b)          Single Purpose. The Titling Trustee represents and warrants to the Initial Beneficiary and the Holders that, except in its capacity as the Alabama Trustee, the Titling Trustee has not engaged, is not currently engaged, and will not engage during the term of this Titling Trust Agreement in any other activity other than sewing as Titling Trustee and in such ancillary activities as are necessary and proper in order to act as Titling Trustee in accordance with this Titling Trust Agreement and the other Trust Documents.

(c)          Representations and Warranties of U.S. Bank; Agreements Regarding Stock. U.S. Bank represents and warrants to the Initial Beneficiary and the Holders that:

(i)          Ownership of Stock. All of the issued and outstanding capital stock of the Titling Trustee (together with any additional capital stock of the Titling Trustee that may be issued from time to time in the future, the “Trustee Stock”) is owned by U.S. Bank, free and clear of any lien, encumbrance or any other restriction, agreement or commitment of any kind (other than as provided for in this Titling Trust Agreement) that would in any way restrict U.S. Bank’s ability freely to transfer, convey and assign the Trustee Stock. All such Trustee Stock currently outstanding is (and any Trustee Stock that may be issued in the future will be) validly issued, fully paid and nonassessable and has not been (and will not be) issued in violation of any preemptive, first refusal or other subscription rights of any Person. There are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, exchange rights or other rights, agreements or commitments of any kind obligating U.S. Bank to sell any Trustee Stock or to issue any additional capital stock in the Titling Trustee to any Person.

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U.S. Bank will not issue any additional Trustee Stock without the express written consent of the Initial Beneficiary.

(ii)         Transfer of Trustee Stock. For so long as U.S. Bank is acting as a Titling Trustee Agent pursuant to Section 7.12 of this Titling Trust Agreement or any Trust Agency Agreement, but subject to any applicable legal or regulatory requirements, it will retain ownership of all of the Trustee Stock. If at any time (and for any reason, including without limitation U.S. Bank’s resignation or termination as Titling Trustee Agent or the termination of the Titling Trust) U.S. Bank either is no longer acting as a Titling Trustee Agent, is no longer able, because of legal or regulatory changes, to own the Trustee Stock, or the Titling Trustee would have to be removed pursuant to Section 7.11 because of is being owned by U.S. Bank, U.S. Bank will:

(A)         notify the Initial Beneficiary of such event; and

(B)         sell to the Initial Beneficiary’s designee (who shall not be the Initial Beneficiary or any Affiliate thereof), at the Initial Beneficiary’s option, without recourse except with respect to the representations, warranties and covenants contained herein, all of the Trustee Stock for the sum of Ten United States Dollars (U.S.$10) plus the face value of any cash or cash equivalents then held by the Titling Trustee for its own account, but not in excess of its net worth as set forth on its financial books and records (“Liquid Titling Trustee Assets”).

The Initial Beneficiary’s designee shall have sixty (60) days from the date of receipt of such notice in which to exercise such option and to consummate such acquisition, during which time U.S. Bank shall refrain from offering for sale or selling any Trustee Stock to any Person other than the Initial Beneficiary’s designee. If the Initial Beneficiary’s designee shall not consummate such acquisition within such period, U.S. Bank shall be free to offer for sale or sell to any Person any or all of the Trustee Stock or to dissolve the Titling Trustee; provided, however, that, if, upon or in connection with U.S. Bank’s no longer being a Titling Trustee Agent, a successor Titling Trustee Agent shall be appointed by the Titling Trustee in replacement of U.S. Bank, and U.S. Bank will next grant to such successor Titling Trustee Agent an option for it or its designee to buy the Trustee Stock without recourse except with respect to the representations, warranties and covenants contained herein, for the sum of Ten United States Dollars (U.S.$10) plus the face value of the Liquid Titling Trustee Assets. Such successor Titling Trustee Agent or its designee shall have sixty (60) days from the date of receipt of such offer in which to exercise such option and consummate such acquisition, during which time U.S. Bank shall refrain from offering for sale or selling any Trustee Stock to any Person other than such successor Titling Trustee Agent or its designee.

If any of the Initial Beneficiary’s designee, a successor Titling Trustee Agent or its designee shall timely exercise its option to acquire the Trustee Stock, U.S. Bank shall promptly tender all such Trustee Stock to such buyer at a time and place determined by the buyer, duly endorsed in blank or with duly endorsed stock powers attached, against payment of the purchase price. The Initial Beneficiary shall pay any transfer or similar

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taxes arising from a transfer of the Trustee Stock as contemplated by this Titling Trust Agreement.

Section 7.7           Reliance; Advice of Counsel.

Except as otherwise provided in this Titling Trust Agreement:

(a)          Reliance on Documents. Each Trust Representative may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In particular, but without limitation, whenever in this Titling Trust Agreement it is provided that the applicable Trust Representative shall receive or may rely on the instructions or directions of the Initial Beneficiary, any Securitization Entity, any Holder or any Titling Trust Creditor, any written instruction or direction purporting to bear the signature of any officer of such Person reasonably believed by it to be genuine may be deemed by such Trust Representative to have been signed or presented by the proper party.

(b)          Reliance on Counsel. Each Trust Representative may consult with counsel, and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Titling Trust Agreement in good faith and in accordance with such opinion of counsel.

(c)          No Requirement to Take Discretionary Action Without Indemnity. No Trust Representative shall be under any obligation to exercise any of the discretionary rights or powers vested in it by this Titling Trust Agreement, or to institute, conduct or defend any litigation under this Titling Trust Agreement or in relation to this Titling Trust Agreement at the request, order or direction of the Initial Beneficiary, any Securitization Entity, any Holder or any Titling Trust Creditor pursuant to the provisions of this Titling Trust Agreement, unless such requesting Person(s) shall have offered to such reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

(d)          No Trust Representative shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Initial Beneficiary, any Securitization Entity, any Holder or any Titling Trust Creditor in connection with a Trust-Related Obligation; provided, however, that, if the payment within a reasonable time to such Trust Representative of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such Trust Representative, not reasonably assured to such Trust Representative by the security afforded to it by the terms of this Titling Trust Agreement or any other Trust Document, such Trust Representative may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person(s) requesting such examination or, if paid by such Trust Representative, shall be reimbursed to such Trust Representative as an expense of the Titling Trust upon demand.

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Section 7.8           Compensation and Reimbursement.

The Titling Trust Administrator and each of the Trustees will receive as compensation for its services under this Titling Trust Agreement such reasonable fees as separately agreed upon between the Initial Beneficiary and the Titling Trust Administrator or the applicable Titling Trustee, as the case may be. The Titling Trust Administrator and each of the Trustees will be entitled to be reimbursed by the Initial Beneficiary for its reasonable expenses under this Titling Trust Agreement, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Titling Trust Administrator or the applicable Trustee may employ in connection with the exercise and performance of its rights and its duties under this Titling Trust Agreement. However, pursuant to the terms of the Servicing Agreements entered into in connection with the issuance of any Certificate, the related Holders (or the related Servicer or another Person if so specified therein) will pay the Specified Asset Titling Trust Administrator Fee and the Specified Asset Titling Trustee Fee in the manner and at the times set forth therein.

Section 7.9           Resignation or Removal of Titling Trust Administrator and the Trustees.

(a)          Neither the Titling Trust Administrator nor either of the Trustees may resign without the consent of the Initial Beneficiary unless the Titling Trust Administrator or the applicable Titling Trustee ceases to be eligible (in the case of the Trustees, in accordance with the provisions of Section 7.11) or the Titling Trust Administrator or the applicable Trustee is incapable of acting or it is illegal for the Titling Trust Administrator or the applicable Trustee to act.

(b)          The Initial Beneficiary may remove the Titling Trust Administrator or either Trustee (and will remove the Titling Trust Administrator or the applicable Trustee in the case of the occurrence of the events described in clauses (i) through (v)):

(i)          in the case of either Trustee, if the Trustee ceases to be eligible in accordance with the provisions of Section 7.11;

(ii)         if the Titling Trust Administrator or the applicable Trustee is adjudged bankrupt or insolvent;

(iii)        if a receiver or other public officer is appointed or takes charge or control of the applicable Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if an Insolvency Event occurs with respect to the Titling Trust Administrator or the applicable Trustee;

(iv)        if the Titling Trust Administrator or the applicable Trustee otherwise is incapable of acting or it is illegal for the Titling Trust Administrator or the applicable Trustee to act;

(v)         in the case of either Trustee, (A) any representation or warranty made by such Trustee pursuant to Section 7.6 shall prove to have been untrue in any material respect when made, and (B) such representation or warranty shall continue

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to be untrue for 30 days following actual knowledge thereof by such Trustee, or notice thereof to such Trustee by the Initial Beneficiary, any Holder or any Registered Pledgee, and (C) such Trustee shall fail to resign after written request therefor, following the 30- day period referred to in the immediately preceding subclause (B), by the Initial Beneficiary, any Holder or any Registered Pledgee; or

(vi)        at its discretion.

(c)          If the Titling Trust Administrator or a Trustee is removed or if a vacancy exists in the office of Titling Trust Administrator or either Trustee for any reason, the Initial Beneficiary will promptly appoint a successor Titling Trust Administrator or successor Trustee by written instrument (one copy will be delivered to the outgoing Titling Trust Administrator or Trustee so removed, one copy to the successor Titling Trust Administrator or successor Trustee, as the case may be, and one copy to each Rating Agency then rating any Trust- Related Obligation). Any successor Trustee must satisfy the requirements of Section 7.11. All costs associated with the resignation or removal of the Titling Trust Administrator or a Trustee and the appointment of a successor will be borne by the Holders of the Certificates based on their respective Specified Asset Percentages of such costs. However, if the Initial Beneficiary (i) consents to the resignation of the Titling Trust Administrator or a Trustee pursuant to Section 7.9(a) or (ii) removes the Titling Trust Administrator or a Trustee pursuant to Section 7.9(b)(vi), all such costs will be borne exclusively by the Initial Beneficiary.

(d)          Any resignation or removal of the Titling Trust Administrator or a Trustee and appointment of a successor Titling Trust Administrator or Trustee pursuant to any of the provisions of this Section 7.9 will not become effective until an acceptance of appointment is delivered by the successor Titling Trust Administrator or Trustee, as the case may be, upon which the successor Titling Trust Administrator or Trustee, as the case may be, must become fully vested with all the rights, powers, duties and obligations of its predecessor under this Titling Trust Agreement, with like effect as if originally named as Titling Trust Administrator or Trustee, as the case may be.

(e)          The predecessor Titling Trust Administrator or Trustee, as the case may be, will deliver to the successor Titling Trust Administrator or Trustee, as the case may be, all books, records, accounts, documents, statements and monies held by it under this Titling Trust Agreement. The predecessor Titling Trust Administrator or Trustee, as the case may be, will execute and deliver such instruments and do such other things as may reasonably be required to fully and certainly vest and confirm in the successor Titling Trust Administrator or Trustee, as the case may be, all such rights, powers, duties and obligations. The predecessor Titling Trust Administrator or Trustee, as the case may be, will cooperate with the successor Titling Trust Administrator or Trustee, as the case may be, to ensure that the successor Titling Trust Administrator or Titling Trustee, as the case may be, has all books, records, accounts, documents, statements and monies held by it under this Titling Trust Agreement and any other relevant information relating to the Titling Trust Assets.

(f)          Upon the acceptance by a successor Titling Trust Administrator or Trustee, as the case may be, of its appointment pursuant to this Section 7.9, the Initial Beneficiary will mail notice of such appointment to each Holder or Registered Pledgee of a

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Certificate, and to each Designated Notice Recipient with respect to any Trust-Related Obligation. If the Initial Beneficiary fails to mail such notice within 10 days after the successor Titling Trust Administrator or Trustee, as the case may be, has accepted its appointment under this Titling Trust Agreement, the successor Titling Trust Administrator or Trustee, as the case may be, will cause such notice to be mailed at the expense of the Initial Beneficiary.

Section 7.10         Merger or Consolidation of Titling Trust Administrator or the Titling Trustee.

Any Person that may be merged, converted or consolidated with the Titling Trust Administrator or either Trustee, as the case may be, or any Person resulting from any merger, conversion or consolidation to which the Titling Trust Administrator or either Trustee, as the case may be, is a party, or any Person succeeding to all or substantially all of the corporate trust business of the Titling Trust Administrator or either Trustee, as the case may be, will be deemed the successor of the Titling Trust Administrator or the applicable Trustee, as the case may be, under this Titling Trust Agreement, in the case of a Trustee, so long as such Person satisfies the requirements of Section 7.11, and without the execution or filing of any instrument or any further act on the part of any of the parties to this Titling Trust Agreement.

Section 7.11         Eligibility Requirements for the Trustees.

(a)          Each Trustee will at all times satisfy each of the following requirements or be a wholly owned subsidiary of an entity that satisfies each of the following requirements:

(i)          be either (a) a corporation organized under the laws of one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico or (b) a banking association organized under the laws of the United States or any state thereof;

(ii)         not be the Initial Beneficiary or any Affiliate thereof;

(iii)        be qualified as a trustee to hold Titling Trust Assets located in each of Florida, Alabama, Georgia, North Carolina and South Carolina (to the extent that the Titling Trustee is required to hold such Titling Trust Assets);

(iv)        be authorized to exercise corporate trust powers; and

(v)         have a combined capital and surplus of not less than $50,000,000.

(b)          The Titling Trust will at all times have at least one trustee that will comply with all of the requirements of Section 3807(a) of the Delaware Statutory Trust Act relating to the qualification of a trustee for a Delaware statutory trust.

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Section 7.12         Agents of the Trust Representatives.

(a)          Appointment. In the performance of its duties and obligations under this Titling Trust Agreement, each Trust Representative may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and neither Trust Representative will be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees were selected by such Trust Representative with reasonable care. Each Trust Representative may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. No Trust Representative will be liable for anything done, suffered or omitted in good faith by it in accordance with any Opinion of Counsel or advice of such accountants or other such skilled professionals and not contrary to this Titling Trust Agreement. By way of illustration and not in limitation of the foregoing, the Titling Trustee may enter from time to time into one or more agency agreements (each a “Trust Agency Agreement”) with such Person or Persons, including without limitation any Affiliate of the Titling Trustee (each a “Titling Trustee Agent”), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the Initial Beneficiary (U.S. Bank being hereby deemed both qualified and acceptable for these purposes).

(b)          Removal. Notwithstanding Section 7.12(a), each Trust Representative agrees that it shall replace any Titling Trustee Agent appointed by such Trust Representative (including U.S. Bank) upon the occurrence and continuation of any of the following events:

(i)          the Initial Beneficiary determines in its good faith judgment that the compensation or level of service of such Titling Trustee Agent shall no longer be reasonably competitive with those of any alternative agent reasonably proposed by the Initial Beneficiary, and the Initial Beneficiary provides notice to such effect to the Titling Trustee and the Titling Trustee Agent; or

(ii)         such Titling Trustee Agent is adjudged bankrupt or insolvent; or

(iii)        a receiver or other public officer is appointed or takes charge or control of such Titling Trustee Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or an Insolvency Event occurs with respect to such Titling Trustee Agent; or

(iv)        such Titling Trustee Agent otherwise is incapable of acting with respect to the performance of its obligations under the applicable Trust Agency Agreement, or it is illegal for such Titling Trustee Agent to so act; or

(v)         all of the following have occurred: (A) any representation or warranty made by such Titling Trustee Agent pursuant to the applicable Trust Agency Agreement shall prove to have been untrue in any material respect when made, and (B) such representation or warranty shall continue to be untrue for 30 days following actual knowledge thereof by such Titling Trustee Agent, or notice thereof to the Titling Trustee

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and such Titling Trustee Agent by the Initial Beneficiary, and (C) such Titling Trustee Agent shall fail to resign after written request therefor, following the 30-day period referred to in the immediately preceding subclause (B), by the Initial Beneficiary (with a copy of such notice being delivered to the Titling Trustee); or

(vi)        all of the following have occurred:

(A)         the Titling Trustee Agent has materially breached its obligations under the applicable Trust Agency Agreement; and

(B)         the Initial Beneficiary has given written notice to the Titling Trustee and the Titling Trustee Agent of such breach; and

(C)         the Titling Trustee Agent has not cured such breach in all material respects within 30 Business Days thereafter.

(c)          Trust Agency Agreements. Each Trust Agency Agreement shall:

(i)          specify the duties, powers, liabilities, obligations and compensation of the applicable Titling Trustee Agent(s) to carry out on behalf of the Titling Trustee any or all of its obligations in such capacity that arise under this Titling Trust Agreement or otherwise; and

(ii)         contain a non-petition covenant substantially identical to that set forth in Item 4 of the table in Section 4.1(f);

provided, however, that, nothing contained in any Trust Agency Agreement shall excuse, limit or otherwise affect any power, duty, obligation, liability or compensation otherwise applicable to the Titling Trustee under this Titling Trust Agreement.

(d)          Appointment of U.S. Bank as Initial Titling Trustee Agent.

(i)          Appointment. The Titling Trustee hereby engages U.S. Bank as its Initial Titling Trustee Agent (in such capacity, the “Initial Titling Trustee Agent”), and U.S. Bank by its signature to this Titling Trust Agreement accepts such engagement. All provisions of this Section 7.12(d) shall constitute a Trust Agency Agreement between the Initial Titling Trustee Agent and the Titling Trustee, subject to any amendment or supplement between such parties that is not inconsistent with the terms of this Titling Trust Agreement.

(ii)         Duties. The Initial Titling Trustee Agent shall perform and carry out, on behalf of the Titling Trustee, each and every obligation of the Titling Trustee under this Titling Trust Agreement and under each other Trust Document.

(iii)        Compensation. The Titling Trustee shall from time to time pay to the Initial Titling Trustee Agent reasonable compensation for its services and shall provide such reimbursement of expenses as are separately agreed from time to time by the Titling Trustee and the Initial Titling Trustee Agent.

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(iv)        Non-Petition. To the extent permitted by applicable law, the Initial Titling Trustee Agent shall not, prior to the end of the period that is one year and one day (or, if longer, any applicable preference period), (A) file or join in filing any bankruptcy petition against the Titling Trust and/or (B) cooperate with or encourage others to file a bankruptcy petition against the Titling Trust.

(v)         Vacancy; Appointment of Successor. If the Initial Titling Trustee Agent is removed or if a vacancy exists in the office of the Initial Titling Trustee Agent (or any successor thereto performing similar functions) for any reason (and the rights and obligations of the Initial Titling Trustee Agent, or such other Person, as the case may be, under this Titling Trust Agreement have not been transferred to a Person that is willing and able to perform the functions currently performed by the Initial Titling Trustee Agent), the Initial Beneficiary will promptly appoint a successor to the Initial Titling Trustee Agent by written instrument (one copy will be delivered to the outgoing Initial Titling Trustee Agent, one copy to its successor, and one copy to each Rating Agency then rating any Trust-Related Obligation). The Titling Trustee must satisfy the requirements of Section 7.11 immediately following any such appointment. All costs associated with the resignation or removal of the Initial Titling Trustee Agent (or any other Person performing the obligations of the Initial Titling Trustee Agent and the appointment of a successor will be borne by the Holders of the Certificates based on their respective Specified Asset Percentages of such costs.

(vi)        Effectiveness of Appointment of Successor. Any resignation or removal of any Person performing the functions of the Initial Titling Trustee Agent and appointment of a successor Titling Trustee Agent performing such functions pursuant to any of the provisions of this Section 7.12 will not become effective until an acceptance of appointment is delivered by such successor, upon which such successor must become fully vested with all the rights, powers, duties and obligations of its predecessor under this Titling Trust Agreement, with like effect as if originally named as the Initial Titling Trustee Agent under this Titling Trust Agreement.

(vii)       Delivery of Books and Records: Cooperation in Transition. The predecessor to any Person appointed pursuant to clauses (v) and/or (vi) above will deliver to the successor to such Person all books, records, accounts, documents, statements and monies held by it under this Titling Trust Agreement. Such predecessor will execute and deliver such instruments and do such other things as may reasonably be required to fully and certainly vest and confirm in such successor all such rights, powers, duties and obligations. Such predecessor will cooperate with such successor to ensure that such successor has all books, records, accounts, documents, statements and monies held by it under this Titling Trust Agreement and any other relevant information relating to the Titling Trust Assets.

(viii)      Notice of Appointment of Successor. Upon the acceptance by a successor to the Initial Titling Trustee Agent (or a Person performing the functions thereof) of its appointment pursuant to this Section 7.12, the Initial Beneficiary will mail notice of such appointment to each Holder or Registered Pledgee of a Certificate, and to each Designated Notice Recipient with respect to any Trust-Related Obligation.

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ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

Section 8.1           Termination of Trust Agreement.

(a)          This Titling Trust Agreement (other than Section 10.1 and Section 11.8) and the Titling Trust will terminate and be of no further force or effect on the final distribution by the Titling Trust Administrator of all moneys or other property constituting Titling Trust Assets.

Any Specified Interest may be terminated upon receipt by the Titling Trust Administrator of direction to such effect signed by the Holders of all of the related Certificates, with the consent of the Registered Pledgee, if any, and subject to the rights of any Titling Trust Creditors. Upon any such termination of a Specified Interest, the Titling Trust Administrator will distribute to the Holders of the Certificates related to the terminating Specified Interest, subject to the rights of any Registered Pledgees and of any Titling Trust Creditors, all related Specified Assets, including title to the related Specified Vehicles, by causing the Certificates of Title with respect thereto to be reregistered in the name of, or at the direction of, such Holders.

This Titling Trust Agreement and the Titling Trust may also terminate at the direction of the Initial Beneficiary so long as no Trust-Related Obligations are outstanding.

Neither this Titling Trust Agreement nor the Titling Trust will terminate upon the occurrence of an Insolvency Event with respect to any Holder and the Titling Trust will continue following the occurrence of an Insolvency Event with respect to any Holder, in each case, subject to the first paragraph of this Section 8.1(a).

(b)          Upon the termination of the Titling Trust, the Titling Trust Administrator will distribute to each Holder of a Certificate its interest in the related Specified Assets by causing the Certificates of Title to be reregistered in the name of, or at the direction of, each such Holder.

(c)          Upon the liquidation in whole of the Titling Trust pursuant to Section 8.1(a), Titling Trust Administrator will take all other actions required under the Delaware Statutory Trust Act in connection with the wind-up and liquidation of the Titling Trust, including the filing of a Certificate of Cancellation with the Secretary of State of the State of Delaware.

ARTICLE IX

AMENDMENTS

Section 9.1           Amendments.

(a)          This Titling Trust Agreement and the Certificate of Trust may be amended by the parties hereto without the consent of any Holder of any Certificate at any time. Any such amendment will not (x) as evidenced by an Opinion of Counsel, materially and

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adversely affect the interests of any Holder (unless each such Holder has consented thereto), (y) as confirmed by each Rating Agency then rating any class or series of Trust-Related Obligations issued in connection with any Certificates, cause the then current rating assigned to such class or series to be withdrawn or reduced or (z) as evidenced by an Opinion of Counsel, cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(b)          Notwithstanding Section 9.1(a), this Titling Trust Agreement may be amended at any time by the parties hereto without satisfaction of the conditions set forth in Section 9.1(a):

(i)          to correct or amplify the description of any Specified Asset, or better to assure, convey and confirm unto the Titling Trust any Specified Asset;

(ii)         to convey, transfer, assign, mortgage or pledge any additional Specified Assets to the Titling Trustee;

(iii)        to cure any ambiguity, to correct or supplement any provision in this Titling Trust Agreement or in any supplemental agreement that may be inconsistent with any other provision in this Titling Trust Agreement or in any supplemental agreement or to make any other provisions with respect to matters or questions arising under this Titling Trust Agreement or under any supplemental agreement which will not be inconsistent with the provisions of this Titling Trust Agreement;

(iv)        to evidence the acceptance of the appointment under this Titling Trust Agreement of a successor trustee and to add to or change any of the provisions of this Titling Trust Agreement as will be necessary to facilitate the administration of the trusts under this Titling Trust Agreement; or

(v)         to the extent reasonably necessary to assure that none of the Titling Trust or any transferee of any Certificate will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(c)          Notwithstanding Section 9.1(a) and Section 9.1(b), any amendment to this Titling Trust Agreement shall require such additional approvals, if any, as may be specified in any other Trust Document.

(d)          The Initial Beneficiary will deliver a copy of each amendment entered into pursuant to this Section 9.1 to each Rating Agency then rating any then-outstanding Trust-Related Obligations.

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ARTICLE X

LIABILITIES; INDEMNIFICATION

Section 10.1         Liabilities; Indemnification.

(a)          Indemnification by Holders for all Liabilities. To the extent permitted under Applicable Law, each Holder of a Certificate (but not any Registered Pledgee, Titling Trust Creditor or Secured Titling Trust Creditor) will be liable to third parties and will indemnify, defend and hold harmless the Titling Trust Administrator and each Trustee, including their respective officers, directors, shareholders, employees and agents (each, with respect to this Section 10.1, an “Indemnified Person” and, collectively, the “Indemnified Persons”) for all liabilities, obligations, losses, claims, damages, actions and suits, expenses and any and all costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (“Liabilities”) incurred in connection with the related Specified Assets, including any Liabilities arising out of or incurred in connection with such Persons’ acceptance or performance of the duties contained in this Titling Trust Agreement other than, in each case, Liabilities incurred solely:

(i)          by reason of such Person’s willful malfeasance, bad faith or gross negligence; or

(ii)         by reason of such Person’s breach of its representations and warranties set forth in this Titling Trust Agreement.

(b)          Holders’ Liability Limited to Related Specified Interest. No Holder of a Certificate and none of the related Specified Assets will be subject to Liabilities arising from or with respect to the Indemnified Persons or the Specified Assets relating to any other Specified Interest.

(c)          Indemnification by Holders for State and Local Taxes. Without limiting the generality of Section 10.1(a), the Holders of each Series will defend and hold harmless the Indemnified Persons against all state and local taxes assessed on such Persons resulting from the location of the related Specified Assets.

(d)          Specified Assets Not Subject to Liabilities. No claim for indemnification pursuant to this Section 10.1 will be payable from any Titling Trust Assets, including any Specified Assets, and neither the Titling Trust Administrator, nor any other Indemnified Person, will have any recourse against the assets of the Titling Trust, including any Specified Assets, with respect to any indemnification claim that any such Person may have against the Titling Trust or any Holder, Registered Pledgee, Servicer or Affiliate of any of the foregoing.

(e)          Indemnification Procedures; Defense of Claims. The Indemnified Persons will promptly notify the Initial Beneficiary and the Holders of each Series of any claim for which such Indemnified Persons may seek indemnity. Failure by the Indemnified Persons to so notify such Holders will not relieve such Holder or Holders of its obligations under this Titling Trust Agreement. Any claim against the Indemnified Persons will

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be defended by such Holders and the Indemnified Persons will be entitled to separate counsel, the fees and expenses of which will be paid by such Holders.

(f)          Survival. The indemnities contained in this Section 10.1 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Titling Trust Agreement.

Section 10.2         Indemnification of the Tit1in Trustee Agents and the Trustees.

(a)          Indemnification. To the extent permitted under Applicable Law, the Titling Trust Administrator will indemnify, defend and hold harmless each Trustee and each Titling Trustee Agent (including U.S. Bank, as Initial Titling Trustee Agent), and their respective officers, directors, employees and agents (each, with respect to this Section 10.2, an “Indemnified Person” and, collectively, the “Indemnified Persons”), from and against any and all Liabilities incurred by it:

(i)          in connection with the administration of and the performance of its duties under this Titling Trust Agreement or the related Trust Agency Agreement, as the case may be, including the costs and expenses of defending itself against any loss, damage, claim or liability incurred by it in connection with the exercise or performance of any of its powers or duties under this Titling Trust Agreement or such Trust Agency Agreement, as the case may be, but excluding any cost, expense, loss, damage, claim or liability (A) incurred by the applicable Trustee or Titling Trustee Agent, as the case may be, through its own willful misconduct, negligence or bad faith or (B) arising from the breach of any representation or warranty contained in Section 7.6; or

(ii)         by reason of (A) the Titling Trust Administrator’s willful misconduct, negligence or bad faith in the performance of its duties under this Titling Trust Agreement (including the obligations delegated to the Titling Trust Administrator under Section 3.4(a)) or (B) the Titling Trust Administrator’s reckless disregard of its obligations and duties under this Titling Trust Agreement.

(b)          Indemnification Procedures. Promptly upon receipt by any Indemnified Person of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against any such Indemnified Person, such Indemnified Person will, if a claim in respect of such suit, action, claim, proceeding or investigation is to be made against the Titling Trust Administrator under Section 10.2(a), notify the Titling Trust Administrator of the commencement of such suit, action, claim, proceeding or investigation. The Titling Trust Administrator may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement of such suit, action, claim, proceeding or investigation may be made without the approval of the Titling Trust Administrator and such Indemnified Person, which approvals will not be unreasonably withheld or delayed. After notice from the Titling Trust Administrator to the Indemnified Person of the Titling Trust Administrator’s intention to assume the defense of such suit, action, claim, proceeding or investigation with counsel reasonably satisfactory to the Indemnified Person, and so long as the Titling Trust Administrator so assumes the defense of such suit, action, claim, proceeding or investigation in a manner reasonably satisfactory to the Indemnified Person, as applicable, the

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Titling Trust Administrator will not be liable for any legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Titling Trust Administrator and an Indemnified Person, in which case the Titling Trust Administrator will pay for the separate counsel to the Indemnified Person which is reasonably satisfactory to the Titling Trust Administrator.

(c)          Survival of Indemnities. The indemnities contained in this Section 10.2 will survive the resignation, removal or termination of any Indemnified Person or the termination of this Titling Trust Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1         No Legal Title to Titling Trust Assets; Direction of the Titling Trust Administrator.

(a)          Legal title to all Titling Trust Assets will be vested at all times in the Titling Trust. The Holders will not have legal title to any Titling Trust Assets. However, as set forth in Section 4.3(c)(i), the Holders may direct the Titling Trust Administrator and the Titling Trustee to deliver the related Specified Assets to such Holders or at their direction.

(b)          Notwithstanding Section 11.1(a) or anything else in this Titling Trust Agreement to the contrary, the Titling Trust Administrator will take no action with respect to entering into, disposing of or making any payment or distribution with respect to any Titling Trust Vehicle, Titling Trust Lease, Certificate of Title or insurance policy except in accordance with the procedures set forth in the applicable Servicing Agreement or (subject to the terms of the applicable Servicing Agreement and any applicable TRO Documents) as directed by the related Holders in accordance with Section 7.4(a).

Section 11.2         Limitations on Rights of Others.

This Titling Trust Agreement is solely for the benefit of the Titling Trustee, the Delaware Trustee, the Titling Trust Administrator, the Initial Titling Trustee Agent, each additional Titling Trustee Agent, the Initial Beneficiary, each Registered Pledgee, the Secured Titling Trust Creditors, the other Titling Trust Creditors and the Holders, and nothing in this Titling Trust Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Titling Trust or the Titling Trust Assets or under or in respect of this Titling Trust Agreement or any covenants, conditions or provisions contained in this Titling Trust Agreement.

Section 11.3         Notices.

Unless otherwise specified in this Titling Trust Agreement, all notices, requests, demands, consents, instructions or other communications to or from the parties to this Titling Trust Agreement will be in writing (which may be transmitted electronically or posted to a password-protected website, provided that recipients will be notified of any such electronic posting and receipt of such notification will be confirmed in accordance with this Section 11.3 or

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confirmed by telephone). Notices, requests, demands, consents, instructions and other communications will be deemed to have been given and made, (i) in the case of a letter, upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three (3) days after deposit in the mail; (ii) in the case of a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) in the case of an email, when receipt is confirmed by telephone or by reply email from the recipient; and (iv) in the case of an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above. Unless otherwise specified in this Titling Trust Agreement, any such notice, request, demand, consent, instructions or other communication will be delivered or addressed as follows (or at such other address or facsimile number as any party may designate by notice to the other parties):

If to the Titling Trust Administrator, addressed to World Omni Financial Corp.:

World Omni Financial Corp.

190 Jim Moran Boulevard

Deerfield Beach, FL 33442

Attention: Treasurer

Fax: 954-429-2685

If to the Titling Trustee:

VT Inc.

c/o U.S. Bank Trust National Association

209 South LaSalle Street

Suite 300

Chicago, Illinois 60604

Attention: Patricia M. Child

Fax: 312-325-8905

Telephone: 312-325-8902

If to the Initial Beneficiary, addressed to ALF LLC as follows:

Auto Lease Finance LLC

190 Jim Moran Boulevard

Deerfield Beach, FL 33442

Attention: Treasurer

Fax: 954-429-2685

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If to the Delaware Trustee:

U.S. Bank Trust National Association

c/o Corporate Trust Services

209 South LaSalle Street, Suite 300

Chicago, Illinois 60604

Attention: Patricia M. Child

Fax: 312-325-8905

Telephone: 312-325-8902

If to the Initial Titling Trustee Agent:

U.S. Bank National Association

c/o Corporate Trust Services

209 South LaSalle Street, Suite 300

Chicago, Illinois 60604

Attention: Patricia M. Child

Fax: 312-325-8905

Telephone: 312-325-8902

If to any TRO Holder, to the address specified for delivery of notices to such Person in the Intercreditor Agreement (or, if no address is specified therein, the address so specified in the applicable TRO Documents).

Any notice to be delivered to any Holder (whether an initial Holder of a Certificate, or a permitted assignee of a Certificate) will be delivered at the address provided to the Titling Trust Administrator by such Holder.

Section 11.4         GOVERNING LAW.

THIS TITLING TRUST AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, PURSUANT TO SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER SHALL NOT BE APPLICABLE TO THIS TITLING TRUST AGREEMENT.

Section 11.5         Severability; Conflict with Delaware Statutory Trust Act.

If any one or more of the covenants, agreements, provisions or terms of this Titling Trust Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Titling Trust Agreement and will in no way affect the validity, legality or enforceability of the other provisions of this Titling Trust Agreement or of the Certificates or any Trust-Related Obligations or the rights of any Holders or TRO Holders. If there is a direct conflict between the provisions of this Titling Trust Agreement and any mandatory provision of the Delaware Statutory Trust Act, then the applicable provision of the Delaware Statutory Trust Act will control.

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Section 11.6         Counterparts.

This Titling Trust Agreement may be executed in any number of counterparts, each of which counterparts will be an original, and all of which counterparts will together constitute one and the same instrument.

Section 11.7         Headings.

The headings in this Titling Trust Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Titling Trust Agreement.

Section 11.8         Successors and Assigns.

All covenants and agreements contained herein are binding upon, and inure to the benefit of, the Initial Beneficiary, the Titling Trust Administrator and each Holder and their respective successors and permitted assigns. Notwithstanding the foregoing, the interests of the Initial Beneficiary hereunder will not be assigned, pledged, or otherwise transferred unless an Opinion of Counsel, delivered to the Titling Trust Administrator, is rendered that such assignment, pledge or other transfer will not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Any attempted assignment, pledge or other transfer in violation of this Section 11.8 will be void ab initio. Any request, notice, direction, consent, instruction, waiver or other instrument or action by a Holder will bind the successors and assigns of such Holder.

Section 11.9         No Recourse.

Each Holder by accepting a Certificate acknowledges that such Holder’s Certificate or Certificates represent a beneficial interest in the related Specified Assets only and does not represent interests in or obligations of the Initial Beneficiary, any other Holder, the Titling Trustee, the Delaware Trustee, the Titling Trust Administrator, the Initial Titling Trustee Agent, any other Titling Trustee Agent, or any Affiliate thereof and no recourse may be had against such Persons or their assets, except as may be expressly set forth or contemplated in this Titling Trust Agreement or the Certificates.

Section 11.10         No Petition.

The Titling Trust Administrator, the Titling Trustee, the Delaware Trustee, the Initial Titling Trustee Agent, any other Titling Trustee Agent, the Initial Beneficiary, each Holder, each Registered Pledgee and each TRO Holder (including each Secured Titling Trust Creditor and each other Titling Trust Creditor) covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all distributions to all Holders, Registered Pledgees and holders of Trust-Related Obligations pursuant to this Titling Trust Agreement, it will not institute against, or join any Person in instituting against, the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States. Notwithstanding any other provision of this Titling Trust Agreement, none of the Titling Trust Administrator, the Titling Trustee or the Delaware Trustee will commence a voluntary

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proceeding in bankruptcy relating to the Titling Trust without the unanimous prior approval of all Holders and TRO Holders (or applicable TRO Holder Representatives on their behalf) and the delivery by each such Person of a certificate certifying that such Person reasonably believes that the Titling Trust is insolvent.

Section 11.11         Confidential Information.

(a)          Each Trustee agrees to hold and treat all Confidential Information (defined in Section 11.11(b)) provided to it in connection with the transactions contemplated by this Titling Trust Agreement in confidence and in accordance with this Section 11.11, and will implement and maintain safeguards to further assure the confidentiality of such Confidential Information. Such Confidential Information will not, without the prior written consent of the Initial Beneficiary, be disclosed or used by the Titling Trustee or the Delaware Trustee or its directors, officers, employees or agents (collectively, the “Information Recipients”) other than in connection with the transactions contemplated by this Titling Trust Agreement, provided, however, that, such disclosure is not in violation of the Right to Financial Privacy Act of 1978, the Gramm-Leach-Bliley Act of 1999 (the “G-L-B Act”) or other Applicable Law.

(b)          As used in this Titling Trust Agreement, “Confidential Information” means (A) all information obtained by the applicable Trustee regarding the administration of the Titling Trust, whether upon the exercise of its rights under this Titling Trust Agreement or otherwise and (B) without limiting the generality of the foregoing sub-clause (A), all non-public personal information (as defined in the G-L-B Act and its enabling regulations issued by the Federal Trade Commission) regarding Lessees on the Titling Trust Leases that is identified as such by the Initial Beneficiary. However, notwithstanding the preceding sentence, Confidential Information will not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Titling Trustee or any of its Information Recipients, (ii) was available to the applicable Trustee on a non-confidential basis from a Person other than the Servicer prior to its disclosure to such Trustee, (iii) is requested to be disclosed by a Governmental Authority or related governmental, administrative, or regulatory or self- regulatory agencies having or claiming authority to regulate or oversee any aspect of the applicable Trustee’s business or that of its Affiliates or is otherwise required by Applicable Law or by legal or regulatory process to be disclosed, (iv) becomes available to the applicable Trustee on a non-confidential basis from a Person other than the Initial Beneficiary who, to the knowledge of the applicable Trustee, is not otherwise bound by a confidentiality agreement with the Initial Beneficiary and is not otherwise prohibited from transmitting the information to the applicable Trustee or (v) the Initial Beneficiary provides written permission to the applicable Trustee to release.

[SIGNATURE PAGE FOLLOWS]

Titling Trust Agreement
59

IN WITNESS WHEREOF, the parties hereto have caused this Titling Trust Agreement to he duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

AUTO LEASE FINANCE LLC, as Initial Beneficiary

By:	/s/ Ben Miller
Name:	Ben Miller
Title:	Assistant Treasurer

[Signature Pages to Titling Trust Agreement – 1 of 5]

Titling Trust Agreement

WORLD OMNI FINANCIAL CORP., as Titling Trust Administrator

By:	/s/ Ben Miller
Name:	Ben Miller
Title:	Assistant Treasurer

[Signature Pages to Titling Trust Agreement – 2 of 5]

Titling Trust Agreement

VT INC., not in its individual capacity but solely as Titling Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	President

[Signature Pages to Titling Trust Agreement – 3 of 5]

Titling Trust Agreement

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	President

[Signature Pages to Titling Trust Agreement – 4 of 5]

Titling Trust Agreement

U.S. BANK NATIONAL ASSOCIATION, as Initial Titling Trustee Agent

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	President

[Signature Pages to Titling Trust Agreement – 5 of 5]

Titling Trust Agreement

EXHIBIT A

[FORM OF SPECIFICATION NOTICE]

WORLD OMNI LT

SPECIFICATION NOTICE

[            ]

To:	World Omni Financial Corp.,

as Titling Trust Administrator of World Omni LT

Re:	Designation of [ ] Specified Interest

cc:	[ ], as Registered Pledgee;

VT Inc., as Titling Trustee

Reference is made to the Second Amended and Restated Trust Agreement, dated as of July 16, 2008 (the “Titling Trust Agreement”), of World Omni LT, a Delaware statutory trust (the “Titling Trust”) among Auto Lease Finance LLC, as Initial Beneficiary, World Omni Financial Corp., as Titling Trust Administrator (in such capacity, the “Titling Trust Administrator”), VT Inc., an Alabama corporation, as Titling Trustee (in such capacity, the “Titling Trustee”), U.S. Bank Trust National Association, a national banking association, as Delaware Trustee (in such capacity, the “Delaware Trustee”), and U.S. Bank National Association, a national banking association, as Initial Titling Trustee Agent (in such capacity, the “Initial Titling Trustee Agent”). Capitalized terms used but not defined in this Specification Notice are defined in the Titling Trust Agreement, which also contains rules as to usage that are applicable herein.

1.          Pursuant to Section 4.1(a) of the Titling Trust Agreement, you are directed to designate a Specified Interest of the Titling Trust, to be known as the “[________] Specified Interest” and to issue a Series of Certificates, to be known as the “[________] Certificates,” substantially in the form of Exhibit A hereto, representing the entire Beneficial Interest in the Specified Assets allocated from time to time to such Specified Interest. [The Specified Assets to be initially allocated to such Specified Interest are [            ].]

2.          The [        ] Specified Interest will be a separate series of the Titling Trust within the meaning of Section 3806(b) of the Delaware Statutory Trust Act.

3.          Pursuant to Section 4.3(b)(i) of the Titling Trust Agreement, the Series Issue Date of the [          ] Specified Interest is [          ].

4.          Pursuant to Section 4.3(b)(iv) of the Titling Trust Agreement, [    ] is designated as the registered Holder of the entire Series relating to the [          ] Specified Interest as of the [         ] Series Issue Date, and you are directed to cause the Titling Trust to execute and deliver to [         ], or to its order, as of the [         ] Series Issue Date, a single Certificate, designated as [          ] Certificate No. [   ], which will represent the entire beneficial interest in the Specified Assets allocated to the [            ] Specified Interest at any time.

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5.          The [         ] Specified Interest will be a [Fixed Specified Interest] [Revolving Specified Interest].

6.          The [          ] Certificates will be issued [as a single Class] [in multiple Classes].

7.          Pursuant to Section 4.3(b)(v) of the Titling Trust Agreement, the Series Cutoff Date for the [            ] Specified Interest will be [           ].

8.          Pursuant to Section 4.3(b)(vii) of the Titling Trust Agreement, Titling Trust Debts [may] [may not] be issued with respect to the [          ] Specified Interest.

9.          The Specified Assets with respect to the [           ] Specified Interest as of the Series Cutoff Date specified in paragraph 7 hereof shall consist of the assets identified on the Applicable Asset Annex attached as Annex A hereto.

[SIGNATURE PAGE FOLLOWS]

A-2

IN WITNESS WHEREOF, the Initial Beneficiary has caused this [                  ] Specification Notice to be duly executed and delivered by its officer hereunto duly authorized, as of the date first above written.

[ ] as Holder

By:
Name:
Title:

A-3

EXHIBIT B

[Form of Certificate]

WORLD OMNI LT

[      ] CERTIFICATE

No. [ ]

evidencing the entire beneficial interest in the [           ] Specified Assets.

This Certificate evidences an interest in World Omni LT, a Delaware statutory trust (the “Titling Trust”), to the extent and in the manner set forth herein.

This Closed-End Collateral Specified Interest Certificate (this “Certificate”) does not evidence or represent an interest in or obligation of (1) World Omni Financial Corp., a Florida corporation (“World Omni”), (2) VT Inc., an Alabama corporation (“VT Inc.”), (3) U.S. Bank National Association, a national banking association (“U.S. Bank”), (4) U.S. Bank Trust National Association, a national banking association (“U.S. Bank Trust”), (5) Auto Lease Finance LLC, a Delaware limited liability company (“ALF LLC”), or any of their respective affiliates (other than the Titling Trust, to the extent expressly set forth herein).

THIS CERTIFIES THAT [       ] is the registered owner of a nonassessable, fully-paid, 100% beneficial interest in the [        ] Specified Assets of World Omni LT (the “Titling Trust”).

The Titling Trust is a Delaware statutory trust governed by the Second Amended and Restated Trust Agreement, dated as of July 16, 2008 (the “Titling Trust Agreement”), among Auto Lease Finance LLC, as Initial Beneficiary, World Omni Financial Corp., as Titling Trust Administrator (in such capacity, the “Titling Trust Administrator”), VT Inc., an Alabama corporation, as Titling Trustee (in such capacity, the “Titling Trustee”), U.S. Bank Trust National Association, a national banking association, as Delaware Trustee (in such capacity, the “Delaware Trustee”), and U.S. Bank National Association, as Initial Titling Trustee Agent (in such capacity, the “Initial Titling Trustee Agent”).

This Certificate is one of a duly authorized Series of Certificates. This [          ] Certificate is issued under and is subject to the Titling Trust Agreement and the Servicing Agreement (the “Servicing Agreement”), dated as of [                ], 20[    ] between World Omni Financial Corp. (“World Omni”) as Servicer, and [        ], as Holder. Capitalized terms used but not defined in this Certificate are defined in the Titling Trust Agreement, or, if not defined in the Titling Trust Agreement, are defined in the Servicing Agreement, which also contains rules as to usage that are applicable herein.

Any rights of the Holder of this [     ] Certificate are limited to the related Specified Assets and the related Specified Interest (and will include the right to receive or direct the application of all Collections on the related Specified Assets pursuant to Section 4.3(c)(ii) of the Titling Trust Agreement). If an Insolvency Event occurs with respect to the Titling Trust, any claim that the Holder of this Certificate may seek to enforce against the Titling Trust or the

B-1

Specified Assets allocated to any Specified Interest of the Titling Trust other than the Specified Interest represented by this [     ] Certificate will be subordinate to the payment in full, including post-petition interest, of the claims of the TRO Holders related to the Specified Assets allocated to such other Specified Interests of the Titling Trust.

The Holder of this [     ] Certificate, by acceptance of this [     ] Certificate, covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all distributions to all Holders and TRO Holders pursuant to the Titling Trust Agreement and the related Certificates or Trust-Related Obligations, as the case may be, it will not institute against, or join any Person in instituting against, the Initial Beneficiary or the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.

This [        ] Certificate may be transferred only in accordance with the Titling Trust Agreement.

THIS [      ] CERTIFICATE WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS CERTIFICATE WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless this [     ] Certificate is executed by an Authorized Officer of the Titling Trustee, this [     ] Certificate will not entitle the Holder thereof to any benefit under the Titling Trust Agreement or be valid for any purpose.

The parties hereto acknowledge and agree that the [        ] Specified Interest is a separate Specified Interest of the Titling Trust as described in the Titling Trust Agreement. Accordingly, separate and distinct records shall be maintained (directly or indirectly, including through a nominee or otherwise) for the [        ] Specified Interest, and the Specified Assets allocated to such Specified Interest shall be accounted for in such separate and distinct records separate from the assets of the Titling Trust generally or any other Specified Interest such that the debts, liabilities and obligations incurred, contracted for, or otherwise existing with respect to the [        ] Specified Interest shall be enforceable against the Specified Assets allocated to the [        ] Specified Interest only and not against any other assets of the Titling Trust generally or the assets of any other Specified Interest.

B-2

N WITNESS WHEREOF, the Titling Trustee, on behalf of the Titling Trust and not in its individual capacity, has caused this [ j Certificate to be duly executed.

WORLD OMNI LT,

	By:	VT INC., not in its individual capacity but solely as Titling Trustee

Date: [ ]	By:
Name:
Title:

B-3

FOR VALUE RECEIVED, the undersigned transfers and assigns unto _____________ the within [         ] Certificate, and all rights thereunder, irrevocably constituting and appointing _____________ as Attorney to transfer said [         ] Certificate on the books of the Titling Trustee, with full power of substitution in the premises.

Dated: [ ]	By:

B-4

EXHIBIT C

[Form of Notice of Registered Pledge]

WORLD OMNI LT

NOTICE OF REGISTERED PLEDGE

[_______ __], 20__

To:	VT Inc.,

as Titling Trustee

cc:	World Omni Financial Corp.,

as Titling Trust Administrator

Re:	Pledge of Certificates related to

[          ] Series to[             ]

Reference is made to the Second Amended and Restated Trust Agreement, dated as of July 16, 2008 (the “Titling Trust Agreement”), among Auto Lease Finance LLC, as Initial Beneficiary, World Omni Financial Corp., as Titling Trust Administrator (in such capacity, the “Titling Trust Administrator”), VT Inc., an Alabama corporation, as Titling Trustee (in such capacity, the “Titling Trustee”), U.S. Bank Trust National Association, a national banking association, as Delaware Trustee (in such capacity, the “Delaware Trustee”), and U.S. Bank National Association, as Initial Titling Trustee Agent (in such capacity, the “Initial Titling Trustee Agent”). Capitalized terms used but not defined in this Specification Notice are defined in the Titling Trust Agreement, which also contains rules as to usage that are applicable herein.

Each of the undersigned hereby certifies, represents and warrants as follows:

1.          Pursuant to Section 5.4(a), (c) and (e) and Section 5.7 of the Titling Trust Agreement, [all of the outstanding Certificates] [Certificates Nos. [___] and [___]] related to the [_______] Series [, [Class [___]] (collectively, the “Pledged Certificates”), [each] designated pursuant to the Specification Notice dated as of [_______ __], 20__, a true and complete copy of which is attached as Exhibit A, have been pledged by [_______] and [_______], the [______] existing registered Holders thereof (collectively, the “Pledgors”), to [_______] and [________] (collectively, the “Pledgees”).

2.          Attached as Exhibits [B and C] are true and complete copies of the related security agreements and other agreements governing the exercise by the Pledgees of the Pledged Rights with respect to the Pledged Certificates: [list documents] (collectively, the “Pledge Documents”).

3.          Pursuant to the Pledge Documents, the Pledgors have agreed that the Pledgees may exercise the following rights: [list rights] (collectively, the “Pledged Rights”).

C-1

4.          The pledge of the Pledged Certificates by the Pledgors to the Pledgees pursuant to the Pledge Documents, and the exercise by the Pledgees of the Pledged Rights, are each permitted by the Titling Trust Agreement, and duly authorized and enforceable by each Pledgee against each Pledgor.

[5.          The relative rights of the Pledgees are as follows: [specify if applicable].]

6.          Accordingly, you are authorized and directed to cause the Titling Trustee to reflect that the Pledgees have become the Registered Pledgees with respect to the Pledged Certificates, entitled to exercise the Pledged Rights with respect to the Pledged Certificates.

7.          [The Titling Trustee will act in accordance with any direction provided by the Registered Pledgee to the Titling Trustee in accordance with Section 7.4 of the Titling Trust Agreement.]

8. [Any replacement Certificate with respect to the Pledged Certificate will be delivered to the Registered Pledgee.]

C-2

IN WITNESS WHEREOF, each of the undersigned has caused this Notice of Registered Pledge to be duly executed and delivered by its respective officer hereunto duly authorized, as of the date first above written.

[_____________], as Pledgor

By:
Name:
[Title:]

[_____________], as Pledgor

By:
Name:
[Title:]

[_____________], as Pledgee

By:
Name:
[Title:]

[_____________], as Pledgee

By:
Name:
[Title:]

C-3

Furthermore, each Pledgee covenants that for a period of one year and one day (or, if longer, any applicable preference period) after payment in full of all distributions to all Holders and TRO Holders pursuant to the terms of the Titling Trust Agreement and the related Certificates or TRO Documents, as the case may be, it will not institute against, or join any Person in instituting against, the Titling Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.

[ ], as Pledgee

By:
Name:

C-4

EXHIBIT D

FORM OF CERTIFICATE OF TRUST

CERTIFICATE OF TRUST

OF

WORLD OMNI LT

THIS Certificate of Trust of WORLD OMNI LT (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the “Trust Statute”).

1.          Name. The name of the trust formed hereby is “WORLD OMNI LT.”

2.          Delaware Trustee. The name and the business address of the trustee of the Trust in the State of Delaware is U.S. Bank Trust National Association, 300 E. Delaware Avenue, 8th Floor, Wilmington, DE 19809-1515, Attention: Corporate Trust Services.

3.          Series. Pursuant to Section 3806(b)(2) of the Trust Statute, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

4.          Notice of Limitation of Liabilities of each Series. Pursuant to Section 3-804(a) of the Trust Statute, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

5.          Effective Date. This Certificate of Trust shall be effective upon filing.

D-1

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

VT INC., as Trustee

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF CERTIFICATE OF MERGER

Certificate Of Merger

of

WORLD OMNI LT,

an Alabama business trust

into

WORLD OMNI LT,

a Delaware statutory trust

THIS Certificate of Merger, is duly executed and filed on behalf of World Omni LT, a statutory trust formed and existing under the Delaware Statutory Trust Act, 12 Del. C. § 1801 et seq. (the “Act”), by the undersigned, as trustees, in accordance with Section 3815 of the Act:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge is World Omni LT, a business trust formed under the laws of the State of Alabama (the “Alabama Trust”), and World Omni LT, a statutory trust formed under the laws of the State of Delaware (the “Delaware Trust”).

SECOND: An Agreement and Plan of Merger, dated as of July 16, 2008 (the “Agreement and Plan of Merger”), between the Alabama Trust and the Delaware Trust has been approved and executed by the Alabama Trust and the Delaware Trust, and their respective beneficial owners and trustees.

THIRD: The name of the surviving Delaware statutory trust is World Omni LT.

FOURTH: The merger of the Alabama Trust into the Delaware Trust shall be effective upon the later of the filing of this Certificate of Merger with the Secretary of State of the State of Delaware and the filing of a Certificate of Merger with the Secretary of State of the State of Alabama.

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving Delaware statutory trust. The address of such place of business of the surviving Delaware statutory trust is World Omni LT, c/o U.S. Bank Trust National Association, 300 E. Delaware Avenue, 8th Floor, Wilmington, DE 19809-1515, Attention: Corporate Trust Services.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving Delaware statutory trust, on request and without cost, to any beneficial owner of the Alabama Trust or the Delaware Trust.

E-1

IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Delaware Trust, have executed this Certificate of Merger in accordance with Section 3811(a)(4) of the Act.

VT INC., not in its individual capacity but solely as Trustee

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Delaware Trustee

By:
Name:

E-2

EXHIBIT F

FORM OF ADDITION NOTICE

[_________], 20__

To:	WORLD OMNI FINANCIAL CORP.,

as Titling Trust Administrator, of World Omni LT (the “Titling Trust”)

Re:	Addition of Specified Assets to the [_____] Specified Interest

Reference is made to the Second Amended and Restated Trust Agreement, dated as of July 16, 2008 (the “Titling Trust Agreement”), among Auto Lease Finance LLC, as Initial Beneficiary, World Omni Financial Corp., as Titling Trust Administrator (in such capacity, the “Titling Trust Administrator”), VT Inc., an Alabama corporation, as Titling Trustee (in such capacity, the “Titling Trustee”), U.S. Bank Trust National Association, a national banking association, as Delaware Trustee (in such capacity, the “Delaware Trustee”), and U.S. Bank National Association, as Initial Titling Trustee Agent (in such capacity, the “Initial Titling Trustee Agent”). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed thereto in the Titling Trust Agreement.

(1)	Pursuant to Section 4.3(d) of the Titling Trust Agreement, you are hereby directed to add to the Titling Trust and allocate to the [______________] Specified Interest those Leases and Vehicles listed on Annex A hereto (collectively, the “Additional Specified Assets”).

(2)	The Addition Date for the Additional Specified Assets is [_______], 20__.

(3)	The date as to which Collections on the Additional Specified Assets will be allocated to [_______] Specified Interest is [_______], 20__.

[SIGNATURE PAGE FOLLOWS]

F-1

IN WITNESS WHEREOF, the undersigned on behalf of the Series relating to the [Closed-End] [Open-End] Specified Interest has caused this Addition Notice to be duly executed and delivered by its officer hereunto duly authorized, as of the date and year first above written.

ALF LLC, as Initial Beneficiary,

By:
Name:
Title:

[Signature page to Form of Additional Notice 1 of 1]

F-2

AnnexA

ADDITION NOTICE APPLICABLE

([To Be Provided Electronically])

EXHIBIT G

FORM OF REALLOCATION NOTICE

[_________], 20__

To:	WORLD OMNI FINANCIAL CORP.,

as Titling Trust Administrator, of World Omni LT (the “Titling Trust”)

Re:	Addition of Specified Assets to

the [_______] Specified Interest

Reference is made to the Second Amended and Restated Trust Agreement, dated as of July 16, 2008 (the “Titling Trust Agreement”), among Auto Lease Finance LLC, as Initial Beneficiary, World Omni Financial Corp., as Titling Trust Administrator (in such capacity, the “Titling Trust Administrator”), VT Inc., an Alabama corporation, as Titling Trustee (in such capacity, the “Titling Trustee”), U.S. Bank Trust National Association, a national banking association, as Delaware Trustee (in such capacity, the “Delaware Trustee”), and U.S. Bank National Association, as Initial Titling Trustee Agent (in such capacity, the “Initial Titling Trustee Agent”). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed thereto in the Titling Trust Agreement.

(1)	Pursuant to Section 43(f) of the Titling Trust Agreement, you are hereby directed to reallocate from the [_____] Specified Interest to the [_____] Specified Interest those Leases and Leased Vehicles listed on Annex A hereto, together with all [_____] Specified Assets relating to such Leases and Leased Vehicles (collectively, the “Reallocated Specified Assets”).

(2)	The Reallocation Date for the Reallocated Specified Assets is [_____], 20[_]. (This is the date as of which the reallocation described in paragraph 1 is effective.)

(3)	As of [_____], 20[_____], all Collections on the Reallocated Specified Assets shall be Specified Assets allocated to the [_____] Specified Interest.

(4)	As used herein (i) “[_________]” means the Specified Interest designated as the “[_________] Specified Interest” pursuant to the Series Specification Notice dated [_________], 20[_] and (ii) “[_________]” means the Specified Interest designated as the Specified Interest” pursuant to the Series Specification Notice dated [_____], 20[_].

(5)	The date as to which Collections on the Reallocated Specified Assets will be allocated to [___________] Specified Interest is [________], 20__.

[SIGNATURE PAGE FOLLOWS]

G-1

IN WITNESS WHEREOF, the undersigned on behalf of the Series relating to the [___________] Specified Interest has caused this Addition Notice to be duly executed and delivered by its officer hereunto duly authorized, as of the date and year first above written.

ALF LLC, as Initial Beneficiary,

By:
Name:
Title:

G-2

AnnexA

REALLOCATION NOTICE APPLICABLE ASSET ANNEX

([To Be Provided Electronically])

Schedule A

Authorized Officers of World Omni, as

Servicer and as Titling Trust Administrator

Name	Title
Cheryl Scully	Vice President/Treasurer
Arthur J. Mirandi, Jr.	Assistant Treasurer
Ben Miller	Assistant Treasurer
Brick A. Toifel	Vice President
Peter J. Sheptak	Vice President, General Counsel & Secretary
Stephen P. Artusi	Assistant Secretary

Schedule A—Page 1

Schedule B

Authorized Officers of the Titling Trustee

Name	Title
Patricia M. Child	President
Melissa A. Rosal	Vice President and Secretary
Nancie J. Arvin	Vice President and Chief Financial Officer
Julia Linian	Assistant Vice President and Assistant Secretary
Erika Forshtay	Trust Officer and Assistant Secretary

Schedule B—Page 1

SCHEDULE C

INITIAL DESIGNATED NOTICE RECIPIENTS

Designation of Desinated Notice Recipient for Certain Warehouse

Arrangements Relating to the Closed-End Collateral Specified Interest

Reference is hereby made to:

1.          the Third Amended and Restated Collateral Agency Agreement, dated as of July 16, 2008 (the “Collateral Agency Agreement”), among the Titling Trust, as Borrower, ALF LLC, as Initial Beneficiary, AL Holding Corp., a Delaware corporation, as Closed-End Collateral Agent, Bank of America, N.A., a national banking association (“Bank of America”), as Deal Agent (in such capacity, the “Deal Agent”), U.S. Bank, as Closed-End Administrative Agent, and the other secured parties from time to time party to such agreement;

2.          the Second Amended and Restated Receivables Financing Agreement, dated as of July 16, 2008 (the “BTM Receivables Financing Agreement”), among the Titling Trust, as Borrower, ALF LLC, as Holding Company and as Initial Beneficiary, World Omni, as Closed-End Servicer, Gotham Funding Corporation, as Lender, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Warehouse Facility Agent; and

3.          the Second Amended and Restated Receivables Financing Agreement, dated as of July 16, 2008 (the “Multi-Lender Receivables Financing Agreement” and, together with the BTM Receivables Financing Agreement, the “Receivables Financing Areements’ and each a “Receivables Financing Agreement”), among the Titling Trust, as Borrower, ALF LLC, as Holding Company and as Initial Beneficiary, World Omni, as Closed-End Servicer, Bank of America, as Warehouse Facility Agent, and each of the “Conduit Lenders,” Alternate Lenders and Group Agents from time to time party to such agreement.

Bank of America, in its capacity as Deal Agent under the Collateral Agency Agreement, is hereby designated as the Designated Notice Recipient for each of the Warehouse Facility Lenders and Warehouse Facility Agents under the BTM Receivables Financing Agreement and the Multi-Lender Receivables Financing Agreement, and under each other Receivables Financing Agreement entered into from time to time pursuant to Section 2.1(b) of the Collateral Agency Agreement. Each such Warehouse Facility Lender and Warehouse Facility Agent has agreed into such designation by its signature to the Collateral Agency Agreement, as specified therein.

Capitalized terms used but not defined (or as to which a meaning is assigned) in this Schedule C or in the Titling Trust Agreement to which this Schedule C is a part, have the respective meanings assigned to such terms in the Collateral Agency Agreement (including in Appendix A to such agreement); or, if no meaning is assigned to such term therein, such term shall have the meanings assigned to such terms in the applicable Receivables Financing Agreement.

Schedule C—Page 1